Stock Purchase and Acquisition Agreement

This Stock Purchase and Acquisition Agreement ("Agreement") made on this 30st day of September, 2021, by Futuris Tech Services, Inc. a Virginia Corporation authorized to do business in Maryland (the "Purchaser"), with its principal place of business at 22 Baltimore Road, Rockville, MD 20850; Akvarr, Inc. ("Akvarr") referred to as the "Company") and Vijai Aanand Rangarajan , the shareholders of Akvarr, Inc. ("Shareholders"), (the Company and the Shareholder collectively referred to as "Sellers").

Background

Purchaser and Sellers desire to enter into a transaction whereby the Purchaser acquires all issued and outstanding shares of the Company, which constitute 100% of the equity of the Company (the "Equity"), in exchange for an aggregate transaction value of One Million Seven Hundred and Forty Four Thousand Two hundred and Fifty Six Dollars ($1,744,256) payable as described in Section 2 below.

Terms of Agreement

In consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ACQUISITION TERMS

1. Acquisition. The Purchaser will acquire 100% of the shares of the Company, and all of their assets and liabilities existing as of the Closing, except such liabilities. In the event Purchaser should be notified of a material pre-existing liability, which has not been disclosed to the Purchaser either in the course of due diligence or on the Sellers's financial statements, then Sellers shall remain liable for such pre-existing liability up to the maximum indemnity amount set forth in Section.

2. Consideration. The following shall constitute consideration in full for the sale of the Company' shares:

   2.1. The sum of One Million Two Hundred and Twenty Thousand Nine Hundred and Seventy Nine ($1,220,979) paid in cash or by wire transfer of immediately available funds at Closing by Purchaser to the Shareholder as directed by the flow of funds document.

   2.1.a.1. Sum of One Hundred and Twenty Eight Thousand Four hundred and Seventy Nine Dollars ($128,479) will be paid by wire transfer to the Share Holders account.

   2.1.a.2. Sum of One Million and Fifty-Four Thousand dollars (1,054,000.00) will be paid by wire transfer to a Money Market account as per Live Oak Bank Wiring Instructions/Flow of funds document

2.1.a.3. Sum of Thirty-Eight thousand Five Hundred (38,500.00) Will be paid to Global 1 Company as a Broker Fee by Wire Transfer as per Flow of Funds Document.

2.2. The sum of Five Hundred Twenty Three Thousand, Two Hundred and Seventy Seven Dollars ($523,277) paid pursuant to the terms of a promissory note (the "Note") to be executed by Purchaser at the Closing. The terms of the Note are detailed in Exhibit A. The Payment will be made according to closing Agreement to Sellers Account and Global 1 Company, Inc.

3. Exclusions from Purchase.

3.1. Purchaser will not be responsible, and the Company will be indemnified against any amounts that may be owed on account of their PPP Loan. The Purchaser will not be responsible for the liability on the Accounts payable of Balsoft Technologies in the amount of $185,595.70.

3.2. All cash in all company bank accounts shall be withdrawn by seller within 10 business days within 10 days of closing or prior to closing.

3.3. Debt (Line of Credit) from the Fulton Bank will be paid and closed by the Shareholders on the day of closing or within 1 Business days from the date of closing using the cash available in the company.

3.4. Working capital: Buyer shall bring the working capital post-closing.

4. Closing. The Closing of this transaction will take place on the date hereof under the terms described in "Closing" Section of this Agreement.

5. Post-Closing Operations. After the Closing, the Company will be subsidiary of the Purchaser subject to the terms and conditions outlined in this Agreement. The Company shall be responsible to report to the Purchaser all financial matters and news-worthy events related to the Company as they materialize.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser represents and warrants to Sellers the following:

6. Organization. The Purchaser is a Corporation duly organized, validly existing, and in good standing under the laws of the state of Virginia and authorized to do business in Maryland and has all necessary corporate powers to own properties and carry on its business. All actions taken by the incorporators, Directors and/or shareholders of Purchaser have been valid and in accordance with all applicable laws.

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7. Ability to Carry Out Obligations. Purchaser has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Purchaser and the performance by the Purchaser of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, Articles of Incorporation, bylaw, or other agreement or instrument to which the Purchaser is a party or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Purchaser or upon the shares of the Purchaser.

8. Full Disclosure. None of the representations and warranties made in this Agreement by the Purchaser, or on its behalf, contains or will contain any untrue statement of a material fact or omit any material fact the omission of which would be misleading.

9. Compliance with Laws. The Purchaser has complied with all, and is not in violation of any, federal, state, or local statute, law, or regulation. The Purchaser has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities.

10. Litigation. The Purchaser is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding or pending governmental investigation. To the best of Purchaser's knowledge, there is no basis for any such action or proceeding, and no such action or proceeding is threatened against the Purchaser beyond those identified in item 8 of the due diligence document. The Purchaser is not subject to, or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

11. Authority. The Purchaser represents that it has full power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by the Purchaser, and upon the execution and delivery by Sellers of this Agreement and the performance by Sellers of its obligations herein, will constitute, a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors' rights or by general principles of equity.

12. No Oral Representations. No oral or written representations have been made other than as stated, or in addition to those stated, in this Agreement, and the Purchaser is not relying on any oral statements made by Sellers, or any of Sellers's representatives or affiliates, in purchasing the Equity.

13. Restricted Securities. Purchaser understands that the Equity is characterized as "restricted securities" under the Act in as much as they were acquired from the Sellers in a transaction not involving a public offering and that under the Act, and applicable regulations hereunder.

14. Truth of Representations. All these representations shall be true as of the Closing and shall survive the Closing for a period of one year.

REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers represents and warrants to the Purchaser the following:

15. Organization. The Company is a Delaware corporation duly organized, validly existing, and in good standing under the laws of Delaware and has all necessary corporate powers to own properties and carry on its business. All actions taken by the incorporators, directors and/or shareholders of the Company have been valid and in accordance with all applicable laws.

16. Capital.

a. The authorized capital stock of the Company consists of 1000 shares of common stock with a par value of 0.01. All issued and outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, and no class of capital stock is entitled to (or has been issued in violation of) pre-emptive rights. As of the date hereof, there are no outstanding options, warrants or other rights to acquire capital stock from the Company. There are no shareholder agreements, voting trusts or other agreements or understandings to which The Company are a party or by which they are bound relating to the voting of any shares of the capital stock of the Company. All outstanding shares of the Company' capital stock were issued in compliance in all material respects with all applicable federal and state securities laws.

b. No bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders may vote, are issued or outstanding.

c. As of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company are a party or by which they are bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. The Company are not a party to any voting agreement with respect to the voting of any such securities.

17. Authority; No Conflicts.

a. The Company have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on

the part of the Company. This Agreement has been duly executed and delivered by each of the Company and, assuming that this Agreement constitutes a valid and binding agreement of Purchaser, constitutes a valid and binding agreement of the Company, enforceable against them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

b. The execution and delivery of this Agreement by the Company does not, and the consummation by the Company of this Agreement and the other transactions contemplated hereby will not, conflict with, or result in a violation pursuant to: (A) any provision of the Articles of Incorporation or bylaws of the Company or (B) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, deed of trust, indenture, lease, benefit plan or other agreement, understanding, contract, obligation, instrument, permit, concession, franchise, custodianship, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or their properties or assets.

c. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or expiry of any related waiting period is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation of the other transactions contemplated hereby, except the Necessary Consents (as defined below), and such consents, approvals, orders, authorizations, registrations, declarations and filings and expiry of waiting periods the failure of which to make or obtain or expire would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

18. Financial Statements.

a. The Company was formed on 07/18/2007. The Company have heretofore furnished or will furnish Purchaser with copies of certain reviewed and/or compiled financial statements of the Company as requested by Purchaser: All such financial statements are complete and correct, were prepared, to the knowledge of Seller, in accordance with generally accepted accounting principles of the United States ("*GAAP*"), consistently applied throughout the periods indicated, and have been prepared in accordance with the books and records of the Company, and present fairly the financial position of the Company at such dates and the results of its operations and cash flows for the periods then ended, subject to such inaccuracies, if any, which are not material in nature or amount. The financial statements of the Company provided to Purchaser pursuant to this Section are referred to herein as the "*Company Financial Statements*."

b. There are no liabilities of or against the Company of any nature (accrued, absolute or contingent, unasserted, known or unknown, or otherwise), except: (i) as and to the extent reflected or reserved against the Company Financial Statements; (ii) those that are individually, or in the aggregate, not material and were incurred since December 31, 2020 in the ordinary course of business consistent with prior practice. All assets of the Company are owned by the Company free and clear of all liens encumbrances and claims or charges of any kind or nature whatsoever, except for the Lien on the Equity arising out of the SBA-insured loan issued by Live Oak Bank. Live Oak UCC Filing termination process will be initiated on the Day of closing or within 1 business day post closing.

19. Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of the Company.

20. Litigation; Compliance with Laws.

a. There is no suit, action, investigation or proceeding pending or, to the knowledge of the Company or Sellers, threatened, against or affecting the Company, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against the Company.

b. The Company hold all permits, licenses, variances, exemptions, orders and approvals of all governmental entities necessary for the operation of the businesses of the Company (the "*Company Permits*"). The Company are in compliance with the terms of the Company Permits. The businesses of the Company are not being conducted in violation of, and the Company have not received any notices of violations with respect to, any law, ordinance or regulation of any governmental entity. Schedules, statements, documents, filings, submissions, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that each was required to file with any governmental entity, including state health and regulatory authorities ("*Company Regulatory Filings*") and any applicable Federal regulatory authorities, and have timely paid all Taxes, fees and assessments due and payable in connection therewith. All such Company Regulatory Filings complied in all respects with applicable law. "Taxes" means all federal, state, county, local, and other taxes, withholding, employment, unemployment compensation, payroll-related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, relating to the Company with respect to any period or arising out of the transaction contemplated hereby.

21. Absence of Certain Changes or Events; Certain Agreements Affected by Agreement.

a. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since Aug 31, 2021, (i) the Company have conducted their business only in the ordinary course consistent with past practice, (ii) there has not been any change, circumstance or event which has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and (iii) there has not been any action taken by the Company during the period from July 31, 2021 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Closing without the consent of Purchaser, would constitute a breach.

b. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any material payment (including, without limitation, any severance, unemployment compensation, golden parachute or bonus payment) becoming due to any director, officer, stockholder, agent or employee of the Company or any other third party except bonus schedules payable to existing employees as per the Disclosure Schedule, (ii) materially increase any benefits otherwise payable by the Company to their officers, directors, stockholders or employees, (iii) result in the acceleration of the time of payment or vesting of any such benefits or (iv) breach, cause an event of default or give any third party any rights against the Company.

22. Taxes.

a. The Company (A) has prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material tax returns required to be filed by it and all such filed material tax returns are complete and accurate in all material respects; (B) has paid all Taxes that are due and payable (whether or not shown as due and payable on such filed tax returns) or that the Company is obligated to pay without the filing of a tax return; (C) has paid all other assessments received to date in respect of Taxes other than those being contested in good faith for which provision has been made in accordance with GAAP, (D) has withheld from amounts owing to any employee, creditor or other Person all Taxes required by law to be withheld and have paid over to the proper governmental authority in a timely manner all such withheld amounts to the extent due and payable; (E) has not waived any applicable statute of limitations with respect to United States federal or state income or franchise Taxes and have not otherwise agreed to any extension of time with respect to a United States federal or state income or franchise Tax assessment or deficiency; (F) has never been a member of any consolidated group for United States federal income tax purposes, and (G) is not a party to any tax sharing agreement or arrangement other than with each other and do not have any liability for the Taxes of any other Person (other than the Company). In addition, (i) no liens for Taxes exist with respect to any of the assets or properties of the Company, except for statutory liens for Taxes not yet due or payable or that are being contested in good faith, (ii) the Company have made available to Purchaser true, correct and complete copies of all material federal, state and local tax returns filed by the Company on which the statute of limitations has not expired, (iii) the Company have not been a party to a Section 355 transaction that could give rise to a

Tax liability pursuant to Section 355(e) of the Code and (iv) the income tax returns of the Company have been examined by and settled with (or received a "no change" letter from) the Internal Revenue Service (or the applicable statute of limitations has expired) for all years through 2005, and all material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid. There are (i) there are not being conducted or threatened in writing any material audits, examinations, investigations, litigation, or other proceedings in respect of Taxes of the Company; (ii) no written notice of any audits, examinations, investigations, litigation or other proceedings from any Taxing authority has been received by the Company with respect to a material amount of Taxes; (iii) the Company have no material deferred gains created by any other transaction, or has any material excess loss accounts; and (iv) no written claim that could give rise to material Taxes has been made by a taxing authority in a jurisdiction where the Company do not file tax returns that the Company are or may be subject to taxation in that jurisdiction. The Company have made available to Purchaser correct and complete copies of any audit report issued relating to income or franchise Taxes of the Company with respect to which the statute of limitations has not expired.

b. None of the Company or Sellers are or will (to their Knowledge) be subject to any audit, examination, investigation, litigation, or other proceedings in respect of Taxes by any taxing authority.

23. Third-Party Contracts. All contracts with third-party payors were entered into by the Company in the ordinary course of business. The Company have properly charged and billed in accordance with the terms of those contracts in all material respects, including, where applicable, billing and collection.

24. Full Disclosure. None of the representations and warranties made in this Agreement by Sellers, or on behalf of Sellers, contains or will contain any untrue statement of a material fact or omit any material fact the omission of which would be misleading.

25. Compliance with Laws. The Company have complied with all, and are not in violation of any, federal, state, or local statute, law, or regulation. The Company have complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities. The Company will not be in violation of any term of their Articles or Bylaws, nor will the Company be in violation of or in default in any material respect under the terms of any mortgage, indenture, contract, agreement, instrument, judgment, or decree, the violation of which would have a material adverse effect on the Company as a whole, and to the knowledge of the Company, are not in violation of which would have a material adverse effect on the Company. The execution, delivery and performance of and compliance with this Agreement and the issuance and sale of the Equity will not (a) result in any such violation, or (b) be in conflict with or constitute a default under any such term, or (c) result in the creation of any mortgage, pledge, lien, encumbrance or change upon any of the properties or assets of the Company pursuant to any such term, except for the Lien by the Live Oak Bank.

26. Title to Equity. Sellers is the sole record and beneficial owner of the Equity of the Company and has sole dispositive authority with respect to the Equity of the Company. Sellers has not granted any person a proxy with respect to the Equity of the Company that has not expired or been validly withdrawn. The sale and delivery of the Equity to Purchaser pursuant to this Agreement will vest in Purchaser's legal and valid title to the Equity of the Company, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever ("Encumbrances") (other than Encumbrances created by Purchaser and restrictions on resale of the Equity under applicable securities laws except for the Lien by the Live Oak Bank).

27. Employee Benefit Plans. The Company have no "employee benefits plans" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or any other employee benefit plan not governed by, or defined in ERISA, including but not limited to deferred compensation plans, stock options, stock appreciation rights, incentive or bonus or any other similar plan, provided, however, that the Company and the Purchaser shall be liable for the payment of the bonuses set forth on Disclosure Schedule on the dates set forth therein, notwithstanding the terms of any bonus or employment agreement with the individuals listed on the Disclosure Schedule.

28. Conduct of Business. Prior to the Closing, the Company shall not:

a. Amend their Articles of Incorporation or bylaws or equivalent organizational documents unless agreed to by Purchaser;

b. Issue, deliver, sell, pledge, dispose of or encumber, or authorize or commit to the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including but not limited to stock appreciation rights or phantom stock), of the Company;

c. Declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock; provided, however, the Company may distribute all its cash to the Shareholders prior to Closing;

d. Acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division or line of business;

e. Modify its current investment policies or investment practices in any material respect except to accommodate changes in applicable law;

f. Transfer, sell, lease, mortgage, or otherwise dispose of or subject to any Lien any of its assets, including capital stock and (ii) equipment and property no longer used in the operation of Company' business) other than in the ordinary course of business consistent with past practice and other than the Live Oak

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Lien; provided, however, that the Purchaser acknowledges that the Company will pay off its existing line of credit with Fulton Bank contemporaneously with the Closing and the lien will ne released as set forth above.

g. Except as may be required as a result of a change in law or in generally accepted accounting or actuarial principles, make any change to the accounting practices or principles or reserving or underwriting practices or principles used by it or change the amount of its working capital from the prior 12 months;

i. Adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company;

j. Fail to use commercially reasonable efforts to maintain in full force and effect the existing insurance policies covering the Company or its properties, assets and businesses or comparable replacement policies;

k. Authorize or make capital expenditures;

l. (i) Make any material Tax election or settle or compromise any material federal, state, local or foreign Tax liability, change any annual tax accounting period, change any material method of Tax accounting, enter into any closing agreement relating to any Tax, or surrender any right to claim a Tax refund or (ii) consent, without providing advance notice to Purchaser, to any extension or waiver of the limitations period applicable to any Tax claim or assessment;

m. Reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, stock options or debt securities;

n. (i) Repay or retire any indebtedness for borrowed money or repurchase or redeem any debt securities; (ii) incur any indebtedness for borrowed money (including pursuant to any commercial paper program or credit facility of the Company) or issue any debt securities; or (iii) assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans, advances or capital contributions to, or investments in, any other Person, other than providers of the Company in the ordinary course of business consistent with past practice;

o. Enter into or renew, extend, materially amend or otherwise materially modify (i) any contract of the Company in which the Company aggregate liability exceeds $10,000 (the "Company Material Contract", or (ii) any other contract or agreement (with "other contract or agreement" being defined for the purposes of this subsection as a contract or agreement which involves the Company incurring a liability in excess of $10,000 and which is not terminable by either of the Company without penalty upon one year or less notice (other than contracts entered into in the ordinary course of business consistent with past practice that are not Company Material Contracts);

p. Except to the extent required under this Agreement or pursuant to applicable law, increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in salary or wages of officers and employees of the Company in the ordinary course of business in accordance with past practice, or grant any severance or termination pay not currently required to be paid under existing severance plans or enter into, or amend, any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee of the Company, or establish, adopt, enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, welfare, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, except for any plan amendments to comply with Section 409A of the Code (provided that any such amendments shall not materially increase the cost of such plan to the Company);

q. Grant any license with respect to Intellectual Property other than non-exclusive licenses granted in the ordinary course of business;

r. Take any action or omit to take any action that would reasonably be expected to cause any Intellectual Property used or held for use in its business to become invalidated, abandoned or dedicated to the public domain;

s. Pay, discharge or satisfy any claims, liabilities or obligations (absolute accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice;

t. Enter into any material contract or commitment (including, without limitation, any contracts with employees, officers, directors, stockholders or consultants), or violate, breach, cause a default, comprise (or take any action which would reasonably lead to any of the foregoing) or amend or otherwise modify or waive any of the terms of any of its material contracts (including, without limitation, any contracts, agreements or understandings with employees, officers, directors, stockholders or consultants) other than in the ordinary course of business.; provided, further, that other than in the ordinary course of business, the Company shall not enter into any contract, commitment or agreement (i) which grants any third party exclusive rights, (ii) which provides any third party with equity, as compensation or otherwise, or (iii) with any third party which could reasonably be deemed to be a competitor of Purchaser;

u. Materially reduce the amount of any insurance coverage provided by existing insurance policies;

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v. Terminate or waive any right of any material or substantial value;

w. Grant any severance or termination pay: (i) to any director or officer or (ii) to any other employee or consultant;

x. Write up, write down or write off the value of any assets or revalue any of its assets; and

29. Truth of Representations. All of these representations of Sellers shall be true as of the Closing and shall survive the Closing for a period of one year.

30. Closing. The Closing of this transaction will occur when all of the documents and consideration described below have been delivered to each party (the "Closing").

31. Conditions to Closing. The obligations of the Purchaser to purchase the Equity at the Closing are subject to the fulfillment to its satisfaction, on or prior to the Closing, of the following conditions, any of which may be waived in accordance with the provisions hereof:

31.1. Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by Sellers in Sections 16-32 hereof shall be true and correct when made and at the Closing. The Company business and assets shall not have been materially adversely affected in any way prior to the Closing. Sellers shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

31.2. Consents and Waivers. The Sellers shall have obtained in a timely fashion all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, however the UCC Lien of Live Oak Bank shall be removed within 5 business days from the closing.

31.3. Documents to be Delivered by Purchaser:

a. $1,220,979 in cash. (by Wire transfer on Closing)

b. The executed Note for $ 523,277

31.4. Documents to be Delivered by Sellers:

a. Documentation for the transfer of the Equity to the Purchaser, including but not limited to all stock certificates duly endorsed to the Purchaser or lost stock certificate affidavits in lieu thereof.

b. The Company' stock book.

32. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in The Commonwealth of Virginia, Fairfax County, in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

33. Payment Default Clause. Failure or delay to complete any payment or exchange within three (3) days of the Closing of this definitive Agreement, as described in the Section titled "Acquisition Terms" of this Agreement, shall result in the termination of this Agreement. Upon such termination, all shares exchanged will be returned to the original parties, where Purchaser will bear its own cost in reversion due to default.

34. Due Diligence. The parties acknowledge that Purchaser has been provided a Due Diligence Period commencing on Aug 16, 2021 and expiring on Sep 16, 2021 to permit Purchaser to conduct any and all due diligence activities that it deems appropriate or advisable to evaluate the Acquisition of Equity. During the Due Diligence Period, the Company has provided the Purchaser, its lenders, advisors, legal counsel or representatives with reasonable access to the Company' business operations, assets, properties, contracts, financial information, tax returns, asset records, books and records, data, employees, suppliers and customers. All information received by the Purchaser shall be maintained as confidential information pursuant to the existing Confidentiality Agreement, by and among the parties, and the terms of such Confidentiality Agreement shall remain in full force and effect at all times hereafter and shall survive any termination of the letter of intent. If at the end of the Due Diligence period Purchaser, in its sole and absolute discretion shall have the right to cancel this Agreement with no further obligation to Sellers upon notice to the Company within 3 business days.

35. Exclusivity. The Sellers agrees and represents to Purchaser that during the Due Diligence Period defined above, they have not and will not negotiate with any other party other than the Purchaser for the sale of Equity and have not and will not undertake or continue acquisitions discussions with any other party.

36. Purchaser shall undertake its best efforts to maintain a Margin greater than $473.18/hour. For the purposes of this Agreement, "Margin" means the aggregate bill rate of all of the employees and independent contractors of Akvarr listed on disclosure (the "Service Providers") minus the corresponding aggregate (i) hourly pay rate, (ii) Social Security, federal unemployment, state unemployment, Medicare and any additional taxes paid by Akvarr with regard to the Service Provider on an hourly basis, and (iii) benefits on an hourly basis as set forth on disclosure schedule.

37. 36.2. Purchaser shall not file a Form 485 with regard to any of the individuals set forth on disclosure schedule. Purchaser shall pay the bonuses pursuant to Section 25.

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38. Indemnification.

38.1. By Sellers. Subject to the other terms and conditions of this section, Sellers shall indemnify and defend the Purchaser against, and shall hold the Purchaser harmless from and against, any and all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys' fees (collectively, "Losses"), incurred or sustained by, or imposed upon, the Purchaser based upon, arising out of, or with respect to:

a. any breach of any of the representations or warranties of Sellers contained in this Agreement, or any schedule, certificate, or exhibit related thereto, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or

b. any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Sellers pursuant to this Agreement, or any schedule, certificate, or exhibit related thereto.

38.2. By Purchaser. Subject to the other terms and conditions of this section, Purchaser shall indemnify and defend the Shareholder against, and shall hold the Shareholder harmless from and against, any and all Losses, incurred or sustained by, or imposed upon, the Shareholder based upon, arising out of, or with respect to:

a. any breach of any of the representations or warranties of Purchaser contained in this Agreement, or any schedule, certificate, or exhibit related thereto, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

b. any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Purchaser pursuant to this Agreement, or any schedule, certificate, or exhibit related thereto; or the operation of the Company on and after Closing.

38.3. Indemnity Caps. The indemnities of Shareholders provided in Section 39.1 shall be limited to 10% of the total purchase price set forth in Section 2 above (the

"Cap") and must be made no later than 12 months following the date of Closing. Notwithstanding the foregoing, the Cap and 12 month period shall not apply to any liability of Purchaser for the Company' PPP Loan or any liability in connection with the Lease.

39. Other Remedies. The forgoing indemnification provision is in addition to, and not derogation of, any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

MISCELLANEOUS

40. Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

41. Tax Treatment. Each party hereto agrees and intends that the transaction set forth in this Agreement shall be treated for U.S. and state (if applicable) income tax purposes as a taxable sale of 100% of Shareholders' Equity in the Company under Code sections 331 and 1001 which results in (1) Shareholders' receipt of a qualifying instalment obligation and liquidating distributions on the instalment basis under Treas. Reg. sec. 1.453-11(a)(1) and (2) the termination of the Company as a separate taxable entity as of the date of Closing.

42. No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

43. Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

44. Entire Agreement. This Agreement, including any and all attachments hereto, if any, contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings, whether written or oral.

45. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall

constitute one and the same instrument. Facsimile signatures will be acceptable to all parties as originals.

46. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or emailed as follows or to such other address as such party shall specify in writing:

47.

If to Sellers:

Vijai Aanand Rangarajan
12 Argosy Cir
Gaithersburg, MD 20878
Email: Vijai.rangarajan@gmail.com

____

If to Purchaser:

Futuris Tech Services, Inc.
Attn: Kalyan Pathuri
22 Baltimore Road,
Rockville, MD 20850

48. Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

49. Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement for a period of one year.

50. Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to affect the transaction described herein.

51. Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same

counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

52. Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision, which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

53. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Sellers and the Purchaser. No delay or omission to exercise any right, power, or remedy accruing to Purchaser, upon any breach, default or noncompliance of Sellers under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, by law, or otherwise afforded to Purchaser, shall be cumulative and not alternative.

54. Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or Sellers, Purchaser and Sellers shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

55. Attorneys. All parties acknowledge and agree that: (a) the parties are executing this Agreement voluntarily and without any duress or undue influence; (b) the parties have carefully read this Agreement and have asked any questions needed to understand the terms, consequences, and binding effect of this Agreement and fully understand them; and (c) the parties have sought the advice of an attorney of their respective choice if so desired prior to signing this Agreement.

56. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia, without regard to the conflicts of laws principles thereof, and shall be binding, upon the parties hereto and their respective successors and assigns.

In witness whereof, this Agreement has been duly executed by the parties hereto as of the date first above written.

Signatures:
Futuris Tech Services, Inc.

By:______________________________
Name: Kalyan Pathuri
Title: President

Akvarr, Inc.

By:______________________________
Vijai Aanand Rangarajan
Title: President/CEO

EXHIBIT A

NON-NEGOTIABLE PROMISSORY NOTE

This Note is conditioned upon the satisfaction of certain performance obligations of the Holder under the Stock Purchase Agreement between Maker and Holder of even date herewith.

$523,277 Sep 30, 2021

FOR VALUE RECEIVED, the undersigned, Futuris Tech Service, Inc., a Virginia corporation (the "*Maker*"), promises to pay to the order of Vijai Aanand Rangarajan (the "*Holder*"), the principal sum of Five Hundred Twenty Three Thousand, Two Hundred and Seventy Seven Dollars ($523,277) (the "*Principal*").

This Promissory Note (the "*Note*") is issued pursuant to the Stock Purchase and Acquisition Agreement (the "Agreement"), dated as of Sep 30st, 2021, between Maker and Holder, pursuant to which Maker has purchased from Holder all of Holder's shares in Akvarr, Inc. Capitalized terms used herein without definition are used herein with the meanings ascribed to such terms in the Agreement.

Interest. This Note shall bear an interest of 4.5% per annum on the unpaid Principal amount (the "Interest Rate"). Such interest, if any, will be computed on the basis of a 360-day year

Payments.

a. The Note shall be paid on the date Six (6) months from Closing, subject to the conditions below.
b. Maker shall have the right to prepay this Note in whole or in part any anytime without penalty within the six months.
c. Payments will be made according to closing agreement to Sellers personal account and Global One company, Inc for Broker fees.

Conditions. Notwithstanding the foregoing, this Note shall be non-negotiable and shall be conditioned upon certain performance by Akvarr, Inc. in accordance with Section 2.2 of the Agreement, including the following:

a. payment conditioned upon the margin at the end of the ninth month following Closing, as defined in the Agreement (the "Margin Period"). The hourly gross margin shall be equivalent to $525.75/hour and at the end of the Margin Period. If the hourly gross margin drops below $473.18/hour then the payment due under the Note shall be prorated. If the margin is above $525.75/hour the amount due under the Note shall be prorated.

Events of Default. The occurrence and continuance of any of the following shall constitute an "Event of Default" hereunder: (a) Failure to Pay. The Borrower fails to pay either (i) any principal amount of the Loan; (ii) any interest on the Loan; or (iii) any other amount due hereunder within ten (10) days after such amount is due. (b) Breach of Representations and

Warranties. Any representation or warranty made by the Borrower to the Noteholder herein contains an untrue or misleading statement of a material fact as of the date made ; provided, however, no Event of Default shall be deemed to have occurred pursuant to this Section 5(b) if, within thirty (30) days of the date on which the Borrower receives notice (from any source) of such untrue or misleading statement, Borrower shall have addressed the adverse effects of such untrue or misleading statement to the reasonable satisfaction of the Noteholder.

Bankruptcy; Insolvency. (i) The Borrower institutes a voluntary case seeking relief under any law relating to bankruptcy, insolvency, reorganization, or other relief for debtors. (ii) An involuntary case is commenced seeking the liquidation or reorganization of the Borrower under any law relating to bankruptcy or insolvency, and such case is not dismissed or vacated within sixty (60) days of its filing. (iii) The Borrower makes a general assignment for the benefit of its creditors. (iv) The Borrower is unable, or admits in writing its inability, to pay its debts as they become due. (v) A case is commenced against the Borrower or its assets seeking attachment, execution, or similar process against all or a substantial part of its assets, and such case is not dismissed or vacated within sixty (60) days of its filing. (d) Transfer of Assets or Equity. The sale, encumbrance or any other transfer of any material assets of the Borrower or the Company or any or all of the Equity (as that term is defined in the Purchase Agreement) (e) Failure to Give Notice. The Borrower fails to give the notice of Event of Default.

Notice of Event of Default. As soon as possible after it becomes aware that an Event of Default has occurred, and in any event within two (2) Business Days, the Borrower shall notify the Noteholder in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default

Acceleration. If an Event of Default occurs, then the entire Principal balance of this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the Holder, by written notice to the Maker, may declare the Principal of the Note to be due and payable immediately. Upon such declaration, such Principal shall become immediately due and payable. The Maker shall be liable for reasonable costs of enforcing the Note upon the occurrence of an Event of Default, including reasonable attorneys' fees. The Holder may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, and if the rescission would not conflict with any judgment or decree. Any notice or rescission shall be given in the manner specified below.

Default Interest Rate. Subject to applicable law, upon the occurrence and during the continuance of an Event of Default, Principal of this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to the Interest Rate, plus three percent (3%) per annum.

Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in the manner provided for in the Agreement.

Governing Law. This note shall be governed by, construed in accordance with, and enforced under, the laws of the Commonwealth of Virginia, applicable to agreements or instruments entered into and performed entirely within such state.

Counterparts; Electronic Signature. This Note may be executed in any number of counterparts, each of whom will be deemed an original, with the same effect as if the signature on each such counterpart were on the same instrument. This Note may be executed by transfer of an originally signed document by facsimile or email in PDF format, each of which will be fully binding as an original.

Maker:

Futuris Tech Services, Inc.

Kalyan Pathuri

Disclosure: schedule – A

This is a **Disclosure Schedule**, dated **Sep 30st, 2021** (the "Schedule A") by and among Futuris Tech Services, Inc. a Virginia Corporation authorized to do business in Maryland (the "Purchaser"), with its principal place of business at 22 Baltimore Road, Rockville, MD 20850; Akvarr, Inc. ("Akvarr") referred to as the "Company") and Vijai Aanand Rangarajan , the shareholders of Akvarr, Inc. ("Shareholders"), (the Company and the Shareholder collectively referred to as "Sellers"). Purchaser, Seller and the Company are collectively referred to herein as the "***Parties***".

RECITALS

WHEREAS, the Parties acknowledge that this Agreement and the Stock Purchase Agreement shall be interdependent and shall be executed simultaneously.

NOW THEREFORE, in consideration of the premises, the Parties agree as follows:

Index of Schedules

1. Assets and Liabilities

Assets		Liabilities	
AR as of Aug 31	$ 1,449,436.54	AP as of Aug 31	$ 292,352.73
Accrued AR for Sep (Sep 1 to Sep 30 - Projected)	$ 660,663.36	Accrued AP for Sep (Sep 1 to Sep 21 - Projected)	$ 60,167.00
AR payments received in Sep (Sep 1 to Sep 30 - Not in books)	-$ 478,518.66	A/P Paid Sept – Sept 30	-$60,885.84
		A/P Write-off	-$ 185,595.70
		Bonus Liability as of Aug 31 (AR Received)	$ 521,943.24
		Bonus Liability as of Aug 31 (A/R not yet received)	$ 826,170.01
		Bonuses Paid in Sep (Sep 1 to Sep 30 - Not in books)	-$226,800.58
		Accrued Bonus Liability for (Sep 1 to Sep 30 - Projected)	$183,481.46
		Payroll Liability for Sep (Sep 27 to Sep 30 - Projected)	$64,042.70
		Shareholders Loan	$ 200,000.00
Total Assets	**$ 1,631,581.24**	**Total Liabilities**	**$ 1,674,875.02**
		Net Worth	**- $ 43,293.78**

Notes:

- Seller responsibilities are Cash, Credit cards, PPP, Line of credit
- Seller will withdraw the cash at the bank within 5 business days from the closing date
- On the day of closing the cash in the company will be used for closing the Debt (line of Credit) and no other cash is used in the transaction

2. Assets:

2.1 Accounts Receivable

2.1.1 AR as of Aug 31

AKVARR						
AR AGING SUMMARY 8.31.2021						
Clients	Current	1 - 30	31 - 60	61 - 90	> 90	TOTAL
Alecto, Inc.	10,648.00	10,164.00	-	-	-	20,812.00
Alta IT Services, LLC	19,008.00	18,144.00	-	-	-	37,152.00
AMCapital	74,065.32	44,727.96	5,369.60	-	-	124,162.88
AMCapital Sindhu Gokanakonda	6,240.00	-	-	-	-	6,240.00
Applied Insight	29,928.00	-	-	-	-	29,928.00
Beacon Hill Staffing	11,040.00	-	-	-	-	11,040.00
CompuGain, LLC.	14,080.00	5,040.40	-	-	-	19,120.40
Computer Aid, Inc.	75,513.76	-	-	-	-	75,513.76
Convergenz, LLC.	14,080.00	14,696.00	-	-	-	28,776.00
Cystems Logic Inc.	-	-	12,073.60	-	-	12,073.60
Decision Minds	35,200.00	1,760.00	-	-	-	36,960.00
Entelli	24,528.00	-	-	-	-	24,528.00
Extend Information Systems Inc.	19,712.00	9,856.00	8,960.00	2,240.00	-	40,768.00
GTS Technology Solutions (ARC)	15,092.00	-	-	-	-	15,092.00
Hexaware	13,440.00	10,240.00	12,160.00	-	-	35,840.00
Iconma	18,408.00	-	-	-	-	18,408.00
IDC Technologies, Inc.	24,768.00	12,672.00	-	-	-	37,440.00
Infosys Limited	25,344.00	12,672.00	-	-	-	38,016.00
Intelliswift Software, Inc	14,400.00	15,120.00	15,840.00	-	-	45,360.00
Last Word Consulting Inc	14,712.00	3,696.00	-	-	-	18,408.00
LogiSolve, LLC.	15,488.00	-	-	-	-	15,488.00
MoTown Group LLC	12,320.00	-	11,760.00	-	-	24,080.00
MRE Consulting	1,120.00	-	-	-	-	1,120.00
Nagarro	12,096.00	11,520.00	5,760.00	-	-	29,376.00
NexHIre, Inc	26,048.00	13,024.00	5,920.00	-	-	44,992.00
Next Level Business Services- NLB Services	39,440.00	16,128.00	-	-	-	55,568.00
Oralab, Inc	13,200.00	3,000.00	-	-	-	16,200.00
Osceola Consulting	21,762.00	19,656.00	-	-	-	41,418.00
PeopleServe Inc	15,456.00	-	4,416.00	-	-	19,872.00
Persistent Systems	23,100.00	-	-	-	-	23,100.00
Pitisci & Associates , LLC	13,020.00	-	-	-	-	13,020.00

Procom	20,240.00	19,360.00	13,200.00	-	-	52,800.00
PruTech Solutions, Inc.	-	9,520.00	14,960.00	13,600.00	30,600.00	68,680.00
Purple Drive Tech LLC	25,200.00	-	-	-	-	25,200.00
S J Delta College	17,600.00	16,000.00	-	-	-	33,600.00
Seidor	-	-	-	85.00	-	85.00
Systel Inc	22,400.00	12,320.00	11,200.00	-	-	45,920.00
Systems Integration Solutions, Inc.	-	-	10,200.00	-	-	10,200.00
Tavant Technologies Inc.	22,770.00	-	-	-	-	22,770.00
TEK SYSTEMS	31,320.00	1,296.00	-	-	-	32,616.00
Thestaffinghub LLC	13,425.00	12,000.00	-	-	-	25,425.00
Trinity Global Tech Inc	-	-	3,672.00	-	-	3,672.00
TrustedQA	12,291.70	-	-	-	-	12,291.70
Valiantica Inc.	-	9,600.00	30,372.00	-	-	39,972.00
Vendorpass	25,920.00	15,552.00	8,451.20	-	-	49,923.20
YAI	12,780.00	6,525.00	-	-	-	19,305.00
Zytus, Inc.	30,912.00	16,192.00	-	-	-	47,104.00
TOTAL	**$ 888,115.78**	**$ 340,481.36**	**$ 174,314.40**	**$ 15,925.00**	**$ 30,600.00**	**$ 1,449,436.54**

AKVARR INC					
A/R AGING DETAIL SUMMARY 8.31.2021					
	Date	**Num**	**Name**	**Aging**	**Open Balance**
Current					
	7/17/2021	201214999	Vendorpass		4,320.00
	8/31/2021	201215095	MoTown Group LLC		12,320.00
	8/31/2021	201215103	Hexaware		13,440.00
	7/24/2021	201215000	Vendorpass		4,320.00
	7/30/2021	201215011	Zytus, Inc.		15,456.00
	7/31/2021	201214996	Applied Insight		14,616.00
	7/31/2021	201215001	Next Level Business Services-NLB Services		11,760.00
	7/31/2021	201215012	Computer Aid, Inc.		3,580.00
	7/31/2021	201215013	Computer Aid, Inc.		10,500.00
	7/31/2021	201215018	IDC Technologies, Inc.		12,672.00
	7/31/2021	201215021	NexHIre, Inc		13,024.00
	7/31/2021	201215023	Decision Minds		17,600.00
	7/31/2021	201215034	Persistent Systems		11,200.00
	7/31/2021	201215035	Last Word Consulting Inc		5,640.00
	7/31/2021	201215042	Computer Aid, Inc.		11,387.84
	7/31/2021	201215048	Extend Information Systems Inc.		9,856.00
	7/31/2021	201215052	Purple Drive Tech LLC		12,000.00

	7/31/2021	201215055	Entelli		11,680.00
	7/31/2021	201215110	Tavant Technologies Inc.		4,380.00
	8/31/2021	201215104	PeopleServe Inc		15,456.00
	7/19/2021	201214995	YAI		3,780.00
	7/24/2021	201215003	Iconma		8,968.00
	7/31/2021	201215024	Infosys Limited		12,672.00
	7/31/2021	201215045	Systel Inc		11,200.00
	7/31/2021	201215046	YAI		3,600.00
	8/30/2021	201215081	AMCapital		4,960.00
	8/30/2021	201215093	AMCapital		9,600.00
	8/30/2021	201215094	AMCapital		9,600.00
	8/30/2021	201215106	Beacon Hill Staffing		11,040.00
	8/31/2021	201215014	Thestaffinghub LLC		13,425.00
	8/31/2021	201215059	AMCapital		13,056.00
	8/31/2021	201215060	AMCapital		10,532.16
	8/31/2021	201215065	Alta IT Services, LLC		19,008.00
	8/31/2021	201215068	MRE Consulting		1,120.00
	8/31/2021	201215073	Alecto, Inc.		10,648.00
	8/31/2021	201215074	Pitisci & Associates , LLC		13,020.00
	8/31/2021	201215075	Convergenz, LLC.		14,080.00
	8/31/2021	201215076	GTS Technology Solutions (ARC)		15,092.00
	8/31/2021	201215079	TEK SYSTEMS		15,840.00
	8/31/2021	201215083	CompuGain, LLC.		14,080.00
	8/31/2021	201215085	Intelliswift Software, Inc		14,400.00
	8/31/2021	201215086	Oralab, Inc		13,200.00
	8/31/2021	201215088	Procom		20,240.00
	8/31/2021	201215108	TEK SYSTEMS		15,480.00
	8/31/2021	201215109	Osceola Consulting		21,762.00
	8/31/2021	201215112	AMCapital Sindhu Gokanakonda		6,240.00
	8/31/2021	201215114	AMCapital		5,467.00
	8/31/2021	201215117	AMCapital		12,050.16
	8/31/2021	201215119	AMCapital		8,800.00
	8/31/2021	201215124	S J Delta College		17,600.00
	8/31/2021	201215126	Nagarro		12,096.00
	8/21/2021	201215122	Vendorpass		17,280.00
	8/14/2021	201215047	YAI		3,600.00
	8/31/2021	201215037	Applied Insight		15,312.00
	8/31/2021	201215061	Next Level Business Services-NLB Services		12,320.00
	8/31/2021	201215062	Next Level Business Services-NLB Services		15,360.00
	8/31/2021	201215067	Last Word Consulting Inc		9,072.00
	8/31/2021	201215069	IDC Technologies, Inc.		12,096.00
	8/31/2021	201215072	TrustedQA		12,291.70
	8/31/2021	201215077	Computer Aid, Inc.		13,185.92
	8/31/2021	201215078	NexHIre, Inc		13,024.00
	8/31/2021	201215082	Decision Minds		17,600.00

	8/31/2021	201215084	Computer Aid, Inc.		10,500.00
	8/31/2021	201215096	Purple Drive Tech LLC		13,200.00
	8/31/2021	201215098	Computer Aid, Inc.		15,360.00
	8/31/2021	201215100	Computer Aid, Inc.		11,000.00
	8/31/2021	201215102	Zytus, Inc.		15,456.00
	8/31/2021	201215107	Entelli		12,848.00
	8/31/2021	201215111	Tavant Technologies Inc.		8,760.00
	8/31/2021	201215113	Tavant Technologies Inc.		9,630.00
	8/31/2021	201215121	Extend Information Systems Inc.		9,856.00
	8/31/2021	201215125	Persistent Systems		11,900.00
	8/21/2021	201215066	Iconma		9,440.00
	8/28/2021	201215092	Systel Inc		11,200.00
	8/30/2021	201215070	YAI		1,800.00
	8/31/2021	201215063	LogiSolve, LLC.		15,488.00
	8/31/2021	201215080	Infosys Limited		12,672.00
Total Current					**$ 888,115.78**
1-30					
	6/19/2021	201214911	Vendorpass	28	4,320.00
	6/26/2021	201214912	Vendorpass	21	4,320.00
	6/30/2021	201214914	IDC Technologies, Inc.	17	12,672.00
	6/30/2021	201214935	NexHIre, Inc	17	13,024.00
	6/30/2021	201214936	Extend Information Systems Inc.	17	9,856.00
	6/30/2021	201214949	Zytus, Inc.	17	16,192.00
	6/30/2021	201214979	Decision Minds	17	1,760.00
	6/30/2021	201214980	Next Level Business Services-NLB Services	17	16,128.00
	6/30/2021	201214986	Last Word Consulting Inc	17	3,696.00
	6/30/2021	201214990	Hexaware	17	10,240.00
	7/3/2021	201214997	Vendorpass	14	4,320.00
	6/19/2021	201214917	YAI	13	2,880.00
	7/23/2021	201215056	PruTech Solutions, Inc.	9	9,520.00
	7/24/2021	201215087	Oralab, Inc	8	3,000.00
	7/10/2021	201214998	Vendorpass	7	2,592.00
	6/30/2021	201214918	YAI	2	3,645.00
	6/30/2021	201214938	Systel Inc	2	12,320.00
	6/30/2021	201214981	Infosys Limited	2	12,672.00
	7/30/2021	201215016	Alecto, Inc.	2	10,164.00
	7/30/2021	201215105	Thestaffinghub LLC	2	12,000.00
	7/31/2021	201215004	Osceola Consulting	1	19,656.00
	7/31/2021	201215026	Intelliswift Software, Inc	1	15,120.00
	7/31/2021	201215028	AMCapital	1	10,880.00
	7/31/2021	201215029	AMCapital	1	10,598.40
	7/31/2021	201215030	Alta IT Services, LLC	1	18,144.00
	7/31/2021	201215041	TEK SYSTEMS	1	1,296.00
	7/31/2021	201215043	CompuGain, LLC.	1	5,040.40
	7/31/2021	201215044	Procom	1	19,360.00

	7/31/2021	201215049	Nagarro	1	11,520.00
	7/31/2021	201215050	Convergenz, LLC.	1	14,696.00
	7/31/2021	201215054	S J Delta College	1	16,000.00
	7/31/2021	201215115	AMCapital	1	2,499.20
	7/31/2021	201215116	AMCapital	1	10,740.36
	7/31/2021	201215118	AMCapital	1	10,010.00
	8/31/2021	201215071	Valiantica Inc.	1	9,600.00
Total 1 - 30					**$ 340,481.36**
31 - 60					
	5/29/2021	201214885	Vendorpass	49	675.20
	7/13/2021	201214994	Valiantica Inc.	49	3,840.00
	5/31/2021	201214890	NexHIre, Inc	47	5,920.00
	5/31/2021	201214896	Extend Information Systems Inc.	47	8,960.00
	6/30/2021	201214992	PeopleServe Inc	47	4,416.00
	6/5/2021	201214909	Vendorpass	42	3,456.00
	6/12/2021	201214910	Vendorpass	35	4,320.00
	5/31/2021	201214871	Systel Inc	32	11,200.00
	6/30/2021	201214931	Cystems Logic Inc.	32	12,073.60
	6/30/2021	201214932	Procom	32	13,200.00
	6/30/2021	201214951	Intelliswift Software, Inc	32	15,840.00
	6/30/2021	201214953	Nagarro	32	5,760.00
	6/30/2021	201214971	AMCapital	32	2,720.00
	6/30/2021	201214987	AMCapital	32	2,649.60
	6/30/2021	201214989	PruTech Solutions, Inc.	32	14,960.00
	6/30/2021	201214991	Trinity Global Tech Inc	32	3,672.00
	6/30/2021	201214993	Systems Integration Solutions, Inc.	32	10,200.00
	7/31/2021	201215010	Hexaware	31	12,160.00
	7/31/2021	201215031	Valiantica Inc.	31	15,812.00
	7/31/2021	201215051	MoTown Group LLC	31	11,760.00
	8/31/2021	201215032	Valiantica Inc.	31	10,720.00
Total 31 - 60					**$ 174,314.40**
61 - 90					
	4/30/2021	201214848	Extend Information Systems Inc.	78	2,240.00
	5/31/2021	201214864	PruTech Solutions, Inc.	62	13,600.00
	5/31/2021	201214902	Seidor	62	85.00
Total 61 - 90					**$ 15,925.00**
> 90					
	3/31/2021	201214775	PruTech Solutions, Inc.	123	15,640.00
	4/30/2021	201214832	PruTech Solutions, Inc.	93	14,960.00
Total > 90					**$ 30,600.00**
TOTAL					**$ 1,449,436.54**

2.1.2 Accrued AR for Sep (Sep 1 to Sep 21 - Projected)

Calculated as Bill rate*21(working days) *8(hours per day)

Total Payrate for all employees per hr.	$3,932.52
No of working days	21
Hours per day	8
Total Accrued A/R from September 1-September 21, 2021	**$660,663.36**

2.1.3 AR payments received in Sep (Sep 1 to Sep 30 - Not in books)

M & T Bank			
Customer Name	**Candidate**	**Date of Deposit**	**Amount**
Osceola	Venkata Patakunta	09/24/2021	11,200.00
Oralab	Nirmalya Chatterjee	09/23/2021	3,000.00
Convergenz	Lokesh Nagesh	09/17/2021	14,696.00
Iconma	Deepthi Kommana	09/17/2021	8,968.00
Metasys Technolgies	Samba Namala	09/21/2021	34,907.38
Next Level Business	Bharati Kuna	09/22/2021	16,128.00
OraLab	Nirmalya Chatterjee	09/16/2021	3,000.00
Nexhire	Mallik Konda	9/15/2021	2,960.00
Entelli	Venu Ramaswamy	9/15/2021	11,680.00
CompuGain	Sateesh Moletti	9/15/2021	12,608.00
Valiantica	Chiranjivi Pudi	9/15/2021	16,616.00
Zytus	Vamsi Kante	9/15/2021	31,648.00
Systel	Praveen Jampala	9/14/2021	23,437.68
Valiantica		9/14/2021	29,252.00
OraLab	Nirmalya Chatterjee	9/10/2021	3,000.00
Next Level Business	Murali Bysani	9/10/2021	11,760.00
Nexhire	Mallik Konda	9/10/2021	17,168.00
Alta IT	Chiranjivi Pudi	9/10/2021	18,144.00
Motown Solutions	Satish Appala	9/9/2021	11,760.00
Intelliswift	Nilesh Deshpande	9/7/2021	15,840.00
Vendor pass	Bhasker Gudipally	9/7/2021	18,265.28
Osceola	Venkata Patakunta	9/7/2021	20,124.00
Osceola	Venkata Patakunta	9/3/2021	560.00
Decision Minds	Murali Bysani	9/3/2021	1,760.00
Applied Insight	Sathish Karthikeyan	9/3/2021	14,616.00
Decision Minds	Murali Bysani	9/3/2021	16,800.00
OraLab	Nirmalya Chatterjee	9/2/2021	3,000.00
		Payments Received	**$ 372,898.34**

CHASE Bank			
Customer Name	**Candidate**	**Date of deposit**	**Amount**
Allegis Group	Vasanth Chandrasakran	09/27/2021	28,080.00

GTS Technologies	Lenin Yerram	09/24/2021	15,092.00
Adecco	Murali Bysani	09/22/2021	11,854.08
Sybyte Technologies	Prathima Suran	09/22/2021	12073.60
Computer Aid	Maheswar Byreddy	09/22/2021	12,586.56
TEKSYSTEMS	Vasanth Chandra Sekaran	9/8/2021	11,854.08
COMPUTER AID	Shashikanth Bhusani	9/8/2021	14,080.00
		Payments Received	**$ 105,620.32**
		A/R received from 09/1-09/30	**$ 478,518.66**

2.2 Cash & Bank:

Bank Name	Type	Account Number	User name	Password	Status
M&T Bank	Checking	9851077108	akvarr	XXXX	active
M&T Bank	checking	9853251792	akvarr	XXXX	active
M&T Bank	savings	15004221457797	akvarr	XXXX	active
Chase Bank	checking	8844105656	akvarr	XXXX	Active
Fulton Bank	Checking	94447894	snappo1	XXXX	Active
M&T Bank	checking	9881147152	akvarr	XXXX	closed
M&T Bank	checking	9870136794	akvarr	XXXX	Closed
Fulton Bank	Line of credit	53292480101	snappo1	XXXX	Active (Will be closed on the closing date)

3. Liabilities:

3.1 Accounts Payable

3.1.1. AP as of Aug 31

AKVARR INC						
A/P AGING SUMMARY 8.31.2021						
	Current	1 - 30	31 - 60	61 - 90	> 90	TOTAL
BalsSoft	-	-	-	-	185,595.70	185,595.70
Chaitanya Dahagam	-	-	-	-	250.00	250.00
Clear Thought Solution LLC	-	20,800.00	11,440.00	-	-	32,240.00
Comcast	-	-	-	-	(0.01)	(0.01)
Crystel Salvador	-	-	-	-	(175.00)	(175.00)
Fynbosys Inc	-	3,840.00	1,920.00	7,680.00	-	13,440.00
Michigan Department of Treasury	-	-	-	-	(35.33)	(35.33)
Monster	-	1,125.00	-	-	-	1,125.00
Pritam Rana.	-	8,191.07	-	-	-	8,191.07
Sacrosanctinfo	-	14,192.00	7,894.30	-	-	22,086.30
Secretary Of State c/o Crystel Salvador	-	-	-	-	175.00	175.00
SS Solutions Align LLC	-	19,200.00	10,260.00	-	-	29,460.00
TOTAL	**$0.00**	**$67,348.07**	**$31,514.30**	**$7,680.00**	**$185,810.36**	**$292,352.73**

AKVARR INC					
A/P DETAIL SUMMARY 8.31.2021					
	Date	Num	Name	Aging	Amount
1-30					
	8/12/2021	8.12.2021	Monster	9	1,125.00
	7/31/2021	RKAI20 July 2021	Clear Thought Solution LLC	1	10,400.00
	7/31/2021	SAC_AQ_30	Sacrosanctinfo	1	7,096.00
	7/31/2021	19605	SS Solutions Align LLC	1	9,600.00
	7/31/2021	Jul-21	Fynbosys Inc	1	1,920.00
	8/30/2021	Aug-21	Fynbosys Inc	1	1,920.00
	8/30/2021	RKAI20 AA2021	Clear Thought Solution LLC	1	10,400.00
	8/30/2021	19606	SS Solutions Align LLC	1	9,600.00
	8/30/2021	SAC_AQ_31	Sacrosanctinfo	1	7,096.00
	8/31/2021	FINAL SETTLEMNT #3	Pritam Rana.	1	8,191.07
Total 1 - 30					67,348.07
31 - 60					
	6/30/2021	19604	SS Solutions Align LLC	32	10,260.00
	6/30/2021	Jun-21	Fynbosys Inc	31	1,920.00
	7/1/2021	SAC_AQ_29	Sacrosanctinfo	31	7,894.30

	7/1/2021	RKAI19 June 2021	Clear Thought Solution LLC	31	11,440.00
Total 31 - 60					31,514.30
61 - 90					
	2/28/2021	Feb-21	Fynbosys Inc	62	1,920.00
	3/31/2021	Mar-21	Fynbosys Inc	62	1,920.00
	4/30/2021	Apr-21	Fynbosys Inc	62	1,920.00
	5/31/2021	May-21	Fynbosys Inc	62	1,920.00
Total 61 - 90					7,680.00
> 90					
	8/12/2016	ACH	Comcast		(0.01)
	5/9/2019	8022	Michigan Department of Treasury		(35.33)
	5/12/2019	8024	Crystel Salvador		(175.00)
	5/12/2019	APP FOR ILLINOIS	Secretary Of State c/o Crystel Salvador	832	175.00
	12/31/2017	Dec-17	BalsSoft	304	185,595.70
	10/17/2020	W.E 10.17	Chaitanya Dahagam	246	250.00
Total > 90					185,810.36
				TOTAL	**$292,352.73**

3.1.2. Accrued AP for Sep (Sep 1 to Sep 30 - Projected)

Vendor C2C Payments

Mahipal Reddy Byreddy	C2C	$74.92	$58.00	N/A	N/A	$16.92	$9,744
Rushyendra Kolanu	C2C	$75.00	$65.00	N/A	N/A	$10.00	$10,920
Samba Nalamala	C2C	$66.24	$60.00	N/A	N/A	$6.24	$10,080
Sai Chaitanya	C2C	$65.49	$55.00	N/A	N/A	$10.49	$9,240
Totals							$39,984

India Office Expenses for September 2021=$15,035.00

Bull Horn ATS payment for Q3= $5,148.00

Total Accrued A/P From September 1-September 30, 2021=$60,167.00

3.1.3. AP Write-off

09/16/2021

From

Balasubramanian, R

Balsoft

Trichy, Tamil Nadu

To

Vijai Aanand

Akvarr, Inc

4031 University Dr, Suite 206

Fairfax, VA 22030

Sub: Confirmation of No pending amounts due

This is to Confirm that I, Balasubramanian R , was the CEO of Balsoft. It is no longer in operation and confirm that there are no amounts due from Akvarr, Inc.

Regards

DocuSigned by:

Balasubramanian R

D1DEC55A48EE406...

Balasubramaniam. R

Ph: 9943115232

3.1.4. A/P Paid from September 1-September 30, 2021

	A/P Paid from September 1-September 30, 2021		
9/24/2021	ADP PAYROLL FEES ADP	($1,728.33)	
9/23/2021	GBS PREMIUM GROUP BENEFIT Payment	($691.56)	
9/23/2021	BI LAB	($9,744.00)	
9/22/2021	India Consulting Fees - Akvarr PVT.	($15,035.00)	
9/21/2021	CIGNA EDGE TRANS COLLECTION	($19,868.58)	
9/17/2021	PRINCIPAL LIFE P PLIC-PERIS	($1,701.13)	
9/16/2021	COMM OF MASS EFT MA DOR PAY	($120.00)	prepaid ta›
9/15/2021	NC DEPT REVENUE TAX PYMT	($253.00)	prepaid ta›
9/15/2021	NC DEPT REVENUE TAX PYMT	($93.00)	prepaid ta›
9/13/2021	MONSTER Job board	($1,125.00)	
9/9/2021	M&T Bank service fees	($718.06)	
9/9/2021	Bullhorn	($5,148.00)	
9/7/2021	PRINCIPAL LIFE	($1,653.13)	
9/7/2021	MASON ENTERPRISE FFX RENT	($583.00)	
9/3/2021	VITEL GLOBAL Telephone	($234.00)	
9/3/2021	Drink More Water - Final amount	($12.72)	
9/21/2021	Hostaway exchange for Email(Amex)	($228.00)	
9/20/2021	Comcast internet(Amex)	($169.55)	
9/22/2021	Minority certification Capital region(Amex)	($600.00)	
9/18/2021	Phone Service Tmobile (Amex)	($274.54)	
9/22/2021	Cube Smart storage (Amex)	($150.00)	
9/19/2021	Intuit Quickbooks(Amex)	($255.25)	
9/15/2021	Prohires(Amex)	($499.99)	
	Total A/P Paid from Sept 1-Sept 30, 2021	($60,885.84)	

3.2 Bonus

3.2.1 Bonus Liability as of Aug 31 (AR Received)

S. No	Employee Name	Amount
1	Appala	907.90
2	Battula	2,091.79
3	Bhatia	4,658.98
4	Bhusani	22,028.37
5	Byreddy	18,120.08
6	Bysani	67,489.96
7	Chandrasekaran	(1,706.68)
8	Chatterjee	2,724.80
9	Gudipally	103,989.83
10	Jampala	7,998.71
11	Kante	806.78
12	Kommana	5,075.50
13	Konda	(5,216.51)
14	Kottapalli	(8,584.63)
15	Kuna	17,842.46
16	Kurisetti	8,416.93
17	Maddela	(11,505.60)
18	Molleti	5,072.13
19	Nagesh	(609.02)
20	Nalabothu	(26,011.18)
21	Narsimiraj	57,040.91
22	Patakunta	121,987.40
23	Patnapu	(6,767.76)
24	Premchandran	7,009.38
25	Pudi	2,611.14
26	Raghavanshi	(7,363.46)
27	Ramasamy	3,293.92
28	Vasudev	91,784.65
29	Yerram	38,756.47
	TTL 8.31.21*	**$ 521,943.24**

3.2.2 Bonus Liability as of Aug 31 (AR not yet received)

S. No	Employee Name	Amount
1	Appala	32,776.00
2	Battula	15,875.00
3	Bhatia	16,489.00
4	Bhusani	10,240.00
5	Byreddy	13,824.00
6	Bysani	76,003.00
7	Chandrasekaran	23,040.00
8	Chatterjee	17,920.00
9	Gudipally	27,108.00
10	Jampala	80,075.00
11	Kante	96,890.00
12	Kommana	16,614.00
13	Konda	42,269.00
14	Kottapalli	29,491.00
15	Kuna	18,368.00
16	Kurisetti	-
17	Maddela	19,152.00
18	Molleti	20,992.00
19	Nagesh	23,021.00
20	Nalabothu	50,400.00
21	Narsimiraj	14,160.00
22	Patakunta	30,701.00
23	Patnapu	17,600.00
24	Premchandran	33,760.00
25	Pudi	59,594.00
26	Raghavanshi	11,264.00
27	Ramasamy	18,688.00
28	Vasudev	-
29	Yerram	9,856.00
	Total Accrued	**$ 826,170.00**

3.2.3 Bonuses Paid in Sep (Sep 1 to Sep 30 - Not in books)

Total Bonuses Paid from September 1-September 31,2021= $183,227.58

AKVARR	FILE #	Employee Name	Pay date 9/3 Bonus
S90	140094	Appala, Satish	3,000.00
S90	120049	Aravelli, Srinath	-
S90	120070	Athota, Sadasiva	24,323.66
S90	1000	Battula, Brahma	-
S91	160206	Bhatia, Divyek	-
S90	160158	Bhusani, Shashikanth	-
S90	110018	Bines, Marcos	-
S90	140108	Byreddy, Maheshwar	5,000.00
S90	140075	Bysani, Murali	8,000.00
S90	140083	Chandrasekaran, Vasanth	-
S90	110014	Chatterjee, Nirmalya	-
S90	140096	Deshpande, Nilesh	50,172.72
S90		Dobhal, Smariti	-
S90		Gokanakonda, Sindhu Priya	-
S90	120048	Gudipally, Bhasker	-
S90	160148	Hunge, Himanshu T	-
S90	130056	Jain, Saras	-
S90	120031	Jampala, Praveen	3,000.00
S90	120038	Kalakonda, Srinath	-
S90	140089	Kante, Vamsi	3,000.00
		Karri, Sudheendra	6,557.60
S90		Karthikeyan, Sathish	-
S90	100003	Kommana, Deepthi	-
S90		Konda, Mallikharjuna R.	3,000.00
S90	140095	Kottapalli, Harikrishna	-
S90	110022	Kuna, Bharati	-
S90	160162	Kurmala, Vidyadhar	-
S90		Luzardo, Harold	-
S90	160191	Maddela, Kishore	5,000.00
		Malhotra, Sanjay	-
		Mathis, Natalie	-
S90	130054	Molleti, Naga	10,000.00
S90		Murugesan, Karthik M.	-
S90	160164	Nagesh, Lokesh	-
		Nalabothu, Nagarjuna	1,500.00
		Namala, Vijaya Kumar	-
S90	140109	Narasimmaraj, Jothikrishnan	-
		Nishad, Meenu	-

S90	110015	Patakunta, Venkata	2,500.00
S90	160184	Patnapu, Sudhakar	3,200.00
S90	120046	Premchandran, Venkatesh	885.60
S90	160210	Pudi, Chiranjivi	-
S90	100013	Raghuvanshi, Bhaskar	3,000.00
S90		Rahman, Ziaur	-
S90	150133	Ramaswamy, Venu	5,000.00
S90	150129	Rana, Pritam	-
S90	160189	Sarkar, Samik	-
S90	160163	Suram, Prathima	-
S90	160192	Vasudev, Varun	-
S90	140078	Yerram, Lenin	1,500.00
		Naga Kuriseti	-
		Total Bonus	**$ 138,639.58**

AKVARR	FILE #	Employee Name	Pay date 9/17 Bonus
S90	140094	Appala, Satish	3,000.00
S90	120049	Aravelli, Srinath	-
S90	120070	Athota, Sadasiva	-
S90	1000	Battula, Brahma	-
S91	160206	Bhatia, Divyek	-
S90	160158	Bhusani, Shashikanth	-
S90	110018	Bines, Marcos	-
S90	140108	Byreddy, Maheshwar	-
S90	140075	Bysani, Murali	-
S90	140083	Chandrasekaran, Vasanth	-
S90	110014	Chatterjee, Nirmalya	480.00
S90	140096	Deshpande, Nilesh	-
S90		Dobhal, Smariti	-
S90		Gokanakonda, Sindhu Priya	-
S90	120048	Gudipally, Bhasker	-
S90	160148	Hunge, Himanshu T	-
S90	130056	Jain, Saras	-
S90	120031	Jampala, Praveen	8,000.00
S90	120038	Kalakonda, Srinath	-
S90	140089	Kante, Vamsi	7,000.00
		Karri, Sudheendra	-
S90		Karthikeyan, Sathish	-
S90	100003	Kommana, Deepthi	-
S90		Konda, Mallikharjuna R.	-

S90	140095	Kottapalli, Harikrishna	-
S90	110022	Kuna, Bharati	-
S90	160162	Kurmala, Vidyadhar	-
S90		Luzardo, Harold	-
S90	160191	Maddela, Kishore	1,608.00
		Malhotra, Sanjay	-
		Mathis, Natalie	-
S90	130054	Molleti, Naga	10,000.00
S90		Murugesan, Karthik M.	-
S90	160164	Nagesh, Lokesh	-
		Nalabothu, Nagarjuna	-
		Namala, Vijaya Kumar	-
S90	140109	Narasimmaraj, Jothikrishnan	-
		Nishad, Meenu	-
S90	110015	Patakunta, Venkata	-
S90	160184	Patnapu, Sudhakar	-
S90	120046	Premchandran, Venkatesh	-
S90	160210	Pudi, Chiranjivi	10,000.00
S90	100013	Raghuvanshi, Bhaskar	3,000.00
S90		Rahman, Ziaur	-
S90	150133	Ramaswamy, Venu	-
S90	150129	Rana, Pritam	-
S90	160189	Sarkar, Samik	-
S90	160163	Suram, Prathima	-
S90	160192	Vasudev, Varun	-
S90	140078	Yerram, Lenin	1,500.00
		Naga Kuriseti	-
		Total Bonus	**$ 44,588.00**

AKVARR	FILE #	Employee Name	Pay date 9/26 Bonus
S90	140094	Appala, Satish	3,000.00
S90	120049	Aravelli, Srinath	-
S90	120070	Athota, Sadasiva	-
S90	1000	Battula, Brahma	-
S91	160206	Bhatia, Divyek	-
S90	160158	Bhusani, Shashikanth	-
S90	110018	Bines, Marcos	-
S90	140108	Byreddy, Maheshwar	5000
S90	140075	Bysani, Murali	8000
S90	140083	Chandrasekaran, Vasanth	-
S90	110014	Chatterjee, Nirmalya	
S90	140096	Deshpande, Nilesh	-
S90		Dobhal, Smariti	-
S90		Gokanakonda, Sindhu Priya	-
S90	120048	Gudipally, Bhasker	-
S90	160148	Hunge, Himanshu T	-
S90	130056	Jain, Saras	-
S90	120031	Jampala, Praveen	3000
S90	120038	Kalakonda, Srinath	-
S90	140089	Kante, Vamsi	3000
		Karri, Sudheendra	2373
S90		Karthikeyan, Sathish	-
S90	100003	Kommana, Deepthi	1500
S90		Konda, Mallikharjuna R.	3000
S90	160240	Murugesan, Karthik	3000
S90	160232	Nallabothu, Nagarjuna	1500
S90	110015	Patakunta, Venkata Ramana	2500
S90	160184	Patnapu, Sudhakar	3200
S90	100013	Raghuvanshi, Bhaskar	3000
S90	140078	Yerram, Lenin	1500

Total=$43,573

Total Bonuses Paid from September 1-September 30, 2021=$226,800.58

3.2.4 Accrued Bonus Liability for Sep (Sep 1 to Sep 30 - Projected)

Total Payrate for all employees (please refer to HGM sheet) per hour	$	2,900.13
Number of working days Sept 1-Sept 30,2021		21.00
Hours per day		8.00
Total compensation based on Billing for Sep-2021 (A)	$	487,221.84
Total Wages paid for Field employees upto Sep 26th, 2021 (B)	$	247,903.83
Total Accured wages for field employees from Sep 27th 30th, 2021 (C)	$	55,836.55
Total Accured Bonus for Sep-2021 (D = A - B - C)	$	183,481.46
Total Accured wages for Internal employees from Sep 27th to 30th, 2021	$	8,206.15

As per the above table total accrued bonus payable for Sep'2021 = $ 183,481.46
And, total accrued payroll for field employees ($ 55,836.55) + internal employee ($ 8,206.15) = $ 64, 042.70

3.2.5 Bonus Schedule

Bonus Payment Schedule as of August 31, 2021 for next 12 months. The same amount for 12 months (only 6 months is shown below.)

Resource:	**Bal Due:**	PC #1	PC#2	PC#3	PC#4	PC#5	PC#6
Appala	33,683.90	$2,806.99	$2,806.99	$2,806.99	$2,806.99	$2,806.99	$2,806.99
Battula	17,966.99	$1,497.25	$1,497.25	$1,497.25	$1,497.25	$1,497.25	$1,497.25
Bhatia	21,147.78	$1,762.32	$1,762.32	$1,762.32	$1,762.32	$1,762.32	$1,762.32
Bhusani	32,268.37	$2,689.03	$2,689.03	$2,689.03	$2,689.03	$2,689.03	$2,689.03
Byreddy	31,944.08	$2,662.01	$2,662.01	$2,662.01	$2,662.01	$2,662.01	$2,662.01
Bysani	143,493.16	$11,957.76	$11,957.76	$11,957.76	$11,957.76	$11,957.76	$11,957.76
Chandrasekaran	21,333.32	$1,777.78	$1,777.78	$1,777.78	$1,777.78	$1,777.78	$1,777.78
Chatterjee	20,644.80	$1,720.40	$1,720.40	$1,720.40	$1,720.40	$1,720.40	$1,720.40
Gudipally	131,097.67	$10,924.81	$10,924.81	$10,924.81	$10,924.81	$10,924.81	$10,924.81
Jampala	88,073.76	$7,339.48	$7,339.48	$7,339.48	$7,339.48	$7,339.48	$7,339.48
Kante	97,696.38	$8,141.36	$8,141.36	$8,141.36	$8,141.36	$8,141.36	$8,141.36
Kommana	21,689.90	$1,807.49	$1,807.49	$1,807.49	$1,807.49	$1,807.49	$1,807.49
Konda	37,052.29	$3,087.69	$3,087.69	$3,087.69	$3,087.69	$3,087.69	$3,087.69
Kottapalli	20,906.57	$1,742.21	$1,742.21	$1,742.21	$1,742.21	$1,742.21	$1,742.21
Kuna	36,210.46	$3,017.54	$3,017.54	$3,017.54	$3,017.54	$3,017.54	$3,017.54
Kurisetti	8,416.93	$701.41	$701.41	$701.41	$701.41	$701.41	$701.41
Maddela	7,646.40	$637.20	$637.20	$637.20	$637.20	$637.20	$637.20
Molleti	26,064.13	$2,172.01	$2,172.01	$2,172.01	$2,172.01	$2,172.01	$2,172.01
Nagesh	22,411.78	$1,867.65	$1,867.65	$1,867.65	$1,867.65	$1,867.65	$1,867.65
Nalabothu	24,388.82	$2,032.40	$2,032.40	$2,032.40	$2,032.40	$2,032.40	$2,032.40
Narsimiraj	71,200.91	$5,933.41	$5,933.41	$5,933.41	$5,933.41	$5,933.41	$5,933.41
Patakunta	152,688.20	$12,724.02	$12,724.02	$12,724.02	$12,724.02	$12,724.02	$12,724.02
Patnapu	10,832.24	$902.69	$902.69	$902.69	$902.69	$902.69	$902.69

Premchandran	40,769.38	$3,397.45	$3,397.45	$3,397.45	$3,397.45	$3,397.45	$3,397.45
Pudi	62,205.46	$5,183.79	$5,183.79	$5,183.79	$5,183.79	$5,183.79	$5,183.79
Raghavanshi	3,900.54	$325.04	$325.04	$325.04	$325.04	$325.04	$325.04
Ramasamy	21,981.92	$1,831.83	$1,831.83	$1,831.83	$1,831.83	$1,831.83	$1,831.83
Vasudev	91,784.65	$7,648.72	$7,648.72	$7,648.72	$7,648.72	$7,648.72	$7,648.72
Yerram	48,612.47	$4,051.04	$4,051.04	$4,051.04	$4,051.04	$4,051.04	$4,051.04
Total Liability:	1,348,113.25	$112,342.77	$112,342.77	$112,342.77	$112,342.77	$112,342.77	$112,342.77

3.3 Payroll:

Payroll Liability for Sep (Sep 27 to Sep 30 - Projected)

- Accrued field employees payroll for 4 days = $ 55,836.55
- Accrued Internal employees payroll for 4 days = $ 8,206.15
    - Total Accrued payroll for 4 days = $ 64, 042.70

3.4 Debt (Line of Credit as of Sep 15):

Fulton Bank

LISTENING IS JUST THE BEGINNING.℠

Loan Payoff			09/15/2021
Customer Name:	AKVARR INC		
Loan Type:	Commercial		
Account Number:	53292480101		
	Principal		$477,576.00
	Interest		$185.72
	Prepayment Penalty		$0.00
	Late Fees		$0.00
	Satisfaction Fees and Costs		$60.00
	* **Total Payoff**		**$477,821.72**
	This quote effective until:		09/15/2021
	Per diem		$46.43

If you have further questions regarding this payoff quote, please contact us at 1.800.385.8664.

This authorization may be included with the remittance. If proper authorization is not provided, payment will be applied, but Lien will not be closed or satisfied.

**** Any payments or advances will render this payoff quote void.***

Please mail payments to:

Attn: Loan Operations
Fulton Bank, N.A.
1695 State Street
East Petersburg, PA 17520

If we can be of any additional service please let us know.

Sincerely,
Alexi S.
Direct Banking Center
AS

1.800.FULTON.4 • fultonbank.com

Fulton Bank, N.A. Member FDIC. Member of the Fulton Financial Family.

3.5 Shareholders Loan

Akvarr Inc Shareholder Demand Note

Amount $___200,000.00_______

Date _July 27, 2020_____________

I Vijai Rangarajan, promise to pay on demand the undersigned, for the value received in the order of Akvarr, Inc. the sum of $200,000. (Two hundred thousand dollars) along with the interest rate from the date of receiving loan to the date of payment at the rate of 1.31% *per annum.*

In case if the note is not paid within 18 months of the demand, the undersigned will then pay all attorney's fees and reasonable amount of all the costs of collection.

Executed at _July on _the 27th day of_ 2020__

Signature of the promissory __Vijai Rangarajan__

Permanent address __7529 Standish Pl. Ste. 250 Derwood, MD 20855__

Signature of the lender __Akvarr, Inc._

*Permanent address __7529 Standish Pl. Ste. 250 Derwood, MD 20855_*

4. Financials:

Quickbooks and ADP access – Will be provided within 3 Business days from the closing date

Bank access – Will initiate the discussion with the banks within 3 Business days

4.1 Balance sheet (As of Aug 31)

AKVARR INC

BALANCE SHEET

	Aug 31st, 2021
ASSETS	
Current Assets	
Checking/Savings	
1010 · M&T Deposit/payroll #7108	362606.78
1015 · M&T Checking #1792	211.29
1020 · Chase checking #5656	17691.50
1025 · M&T Savings #7797	4191.28
1035 · Fulton Bank Operating #7894	28522.61
Total Checking/Savings	**413223.46**
Accounts Receivable	
1200 · Accounts receivable	1449436.54
Total Accounts Receivable	**1449436.54**
Other Current Assets	
1410 · Advances	10000.00
1420 · Prepaid expenses	
1422 · Prepaid State Tax	
Alabama	220.00
Arizona	288.00
California	16369.00
Delaware	360.00
District of Columbia	1710.00
Georgia	994.00
Illinois	2178.00
Indiana	463.00
Maryland	9313.00
Massachusetts	1076.00
Missouri	120.00
Nebraska	345.00
New Jersy	2335.68
New York	1348.00
North Carolina	644.00
Pennsylvania	2188.00
Texas	1424.34
Virginia	840.23
1422 · Prepaid State Tax - Other	-7739.00
Total 1422 · Prepaid State Tax	34477.25

1423 · Prepaid Insurance	47928.09
1424 · Prepaid Expense - Other	162822.44
Total 1420 · Prepaid expenses	**245227.78**
1491 · Due from Northstar Group	170418.65
1493 · Due To/From BrightPier	4960.00
1494 · Due/From Akvarr Technology Sol.	35000.00
1500 · Deferred Tax Benefit	441312.00
Total Other Current Assets	**906918.43**
Total Current Assets	**2769578.43**
Fixed Assets	
1810 · Furniture and fixtures	9106.51
1820 · Computer Equipment	4226.54
1830 · Website Cost	19500.00
1860 · Accumulated depreciation	-36874.28
Total Fixed Assets	**-4041.23**
Other Assets	
1900 · Security Deposits	1343.51
Total Other Assets	**1343.51**
TOTAL ASSETS	**2766880.71**
LIABILITIES & EQUITY	
Liabilities	
Current Liabilities	
Accounts Payable	
2000 · Accounts payable	292352.73
Total Accounts Payable	**292352.73**
Credit Cards	
2070 · Credit Card at American Expres	-870.17
2072 · Chase credit card	2.99
2075 · Credit Card at Chase	-74.01
Total Credit Cards	**-941.19**
Other Current Liabilities	
2401 · Payroll clearing	-22489.88
2499 · Accrued State Inc Tax Liab	-499.56
2825 · Payroll Liabilities	
Accural PTO Liability	38198.60
Bonus Liability	0.01
ER Tax Withholding	0.01
Regular Salary Liability	-0.01
Total 2825 · Payroll Liabilities	**38198.61**
2830 · 401K payable	-8196.81
2835 · Shareholder loan - Vijai Rangra	-468256.09
2840 · Shareholder loan -Amit Kekre	-16389.25
Total Other Current Liabilities	**-477632.98**
Total Current Liabilities	**-186221.44**
Long Term Liabilities	
2815 · Accrued Bonus Liabilities	915107.23
2817 · Deferred Rent	
2817-1 · Deferred Rent LT	-1811.00

2817 · Deferred Rent - Other	1811.28
Total 2817 · Deferred Rent	**0.28**
Total Long Term Liabilities	**915107.51**
Total Liabilities	**728886.07**
Equity	
3010 · Capital stock	1000.00
32000 · *Retained Earnings	1763477.79
Net Income	273516.85
Total Equity	**2037994.64**
TOTAL LIABILITIES & EQUITY	**2766880.71**

4.2 P& L (As of Aug 31)

AKVARR INC
PROFIT LOSS STATEMENT

	Jan - Aug 21
Ordinary Income/Expense	
Income	
4010 · Consulting income	
Addison Group	32760.00
Alta IT	147096.00
AMCapital	132081.87
Applied Insight	44761.50
ARC	105336.00
CNSI	174619.11
Computer Aid, Inc.	382215.04
Continual Data	720.00
Convergenz, LLC.	114400.00
Cystems Logic Inc.	69697.60
Decision Minds	89860.00
Entelli	98112.00
Extend Information Systems Inc	40768.00
Global Technical Talent	3672.00
Hexaware	35840.00
I Wave Solutions, Inc.	79860.00
Icomna	73632.00
IDC Technologies, Inc.	158066.56
Infosys	96307.20
Intelliswift Software, Inc.	118080.00
JPTC Energy	37060.00
Kuali Foundation	33600.00
Last Word Consulting	29683.00

LogiSolve, LLC.	114752.00
MoTown	94080.00
MRE Consulting	17680.00
Nagarro	29376.00
NexHire	100048.00
Next Level Business Services	191056.00
Numeric	9744.00
Oralab	25800.00
Osceola Consulting	180063.00
PeopleServe Inc	35328.00
Persistent Systems	32730.00
Pitischi & Associates, LLC	97230.00
Procom	52800.00
PruTech Solutions, Inc.	94520.00
Purple Drive Tech LLC	28633.60
Seidor	722.50
SGS Consulting	57988.00
Softworld Inc	106880.00
Sunshine Technologies	11040.00
Systel Inc	48152.16
Systems Integration Solutions,	70500.00
Tek Systems	278448.99
Thestaffinghub LLC	101625.00
TrustedQA	56496.00
UST Global Inc	27840.00
Valiantica	71972.00
Vendorpass	135876.80
YAI	59445.00
Zytus, Inc.	132756.00
4010 · Consulting income - Other	16140.00
Total 4010 · Consulting income	**4377950.93**
4030 · Management Fee - Northstar	120000.00
4050 · Gain/Loss-Sale of Assets	143851.00
4100 · Interest income	0.22
Total Income	**4641802.15**
Gross Profit	**4641802.15**
Expense	
5000 · Bad debt expense	7626.00
6000 · Personnel	
6010 · Payroll	2448158.04
6012 · Bonus	872436.24
6020 · Payroll taxes	245116.95
6030 · Medical	43055.37

6032 · Life, AD&D, LTD, Dental	10599.22
6034 · Vision	814.74
6035 · Workers' comp insurance	7624.42
6070 · Employee benefits other	191.85
6080 · Field Consulting	379311.10
Total 6000 · Personnel	**4007307.93**
6100 · Facilities	
6110 · Office rent	10966.16
6130 · Telephone	4681.36
6140 · Internet connectivity	1256.85
6150 · Office supplies	2119.14
6152 · Computer equipment & software	2339.48
6155 · Office maintenance	2902.72
6160 · Postage	356.35
6165 · Express delivery	1630.46
6170 · Equipment Rental	4675.45
Total 6100 · Facilities	**30927.97**
6200 · Sales and marketing	
6210 · Ads	6736.59
6220 · Printing and reproduction	13.91
6230 · Recruitment	7107.97
6240 · Other Sales and marketing	67484.05
Total 6200 · Sales and marketing	**81342.52**
6300 · Professional	
6310 · Legal	39017.92
6320 · Accounting	35042.88
6325 · Employee procurement	29341.90
6330 · Consulting	26080.00
6340 · Payroll service fees	13130.92
6350 · Bank service fees	7090.43
6360 · Consulting fee to India	25000.00
Total 6300 · Professional	**174704.05**
6700 · Other Operating	
6710 · Dues and subscriptions	25540.86
6720 · Memberships	2020.27
6725 · Continuing education	641.70
6730 · Travel	11554.81
6735 · Auto Expense	1610.58
6740 · Meals and entertainment	2686.17
6750 · Miscellaneous	2561.07
6760 · Licenses and permits	423.36
6770 · Insurance, General D&O	6445.53
6794 · Employee Morale	2521.88
Total 6700 · Other Operating	**56006.23**

Total Expense	**4357914.70**
Net Ordinary Income	**283887.45**
Other Income/Expense	
Other Expense	
6910 · Depreciation	5517.12
6920 · Interest expense	4344.54
6940 · Property taxes	300.00
6950 · Federal income taxes	-639.65
6960 · State income taxes	
Massachusetts	310.00
Minnesota	660.00
Missouri	-121.41
Total 6960 · State income taxes	848.59
Total Other Expense	**10370.60**
Net Other Income	**-10370.60**
Net Income	**273516.85**

5. Employees

5.1 Latest HGM sheet:

Resource:	Status	Start Date	End Date	End Client	Vendor	Bill Rate	Pay Rate	ER Tax	Benefit Cost	HRLY Gross Margin
Bharati Kuna	W2	4/30/2020	4/30/2023	Capital One	Next Level Business	70.00	56.00	4.20	1.40	$ 8.40
Deepthi Kommana	W2	1/31/2021	8/30/2022 ext+	BCBS Michigan	Iconma	59.00	47.20	3.54	1.18	$ 7.08
Divyek Bhatia	W2	4/5/2021	10/05/2021 ext+	Macy's through Zensar	Last Word Consulting, LLC	63.00	50.40	3.78	1.26	$ 7.56
Himanshu Hunge	W2	6/8/2020	6/09/2023 ext+	YAI Org.	YAI Org.	45.00	36.00	2.70	0.90	$ 5.40
Kishore Brahma Battula	W2	7/14/2018	10/5/2023	Brother International	Alecto	60.50	48.40	3.63	1.21	$ 7.26
Nirmalya Chatterjee #1	W2	6/30/2021	12/30/2021 ext+	8x8	Persistent	70.00	56.00	4.20	1.40	$ 8.40
Satish Appala #1	W2	8/20/2020	5/20/2023 ext+	Louisville Metro Government	MoTown	70.00	56.00	4.20	1.40	$ 8.40
Sathish Karthikeyan	W2	5/31/2021	9/1/2022	US Courts Contract (USCA16F5024)	Applied Insight	87.00	64.00	4.80	1.60	$ 16.60
Varun Vasudev	W2	10/31/2017	12/31/2021	Kaiser Permanente	The Staffing Hub	75.00	60.00	4.50	1.50	$ 9.00
Venkatesh Premchandran	W2	7/1/2021	12/31/2021	SJ Delta College	SJ Delta College	100.00	60.00	4.50	1.50	$ 34.00
Bhaskar Raghuvanshi	W2	10/4/2015	10/31/2022	Minnesota Department of Human Services	Logisolve	88.00	70.40	5.28	1.76	$ 10.56
Bhasker Gudipally	W2	10/8/2020	10/2/2021	Google	VendorPass	105.00	89.25	6.69	2.23	$ 6.83
Chiranjivi Pudi #1	W2	6/14/2019	6/14/2022 ext+	FEPOC	Alta It Services	108.00	88.56	6.64	2.21	$ 10.58
Hari Krishna Kottapalli #1	W2	12/10/2020	1/21/2022	BP - Petroleum	IDC Technologies	72.00	57.60	4.32	1.44	$ 8.64
Karthik Murugesan - PT	W2	3/1/2021	3/1/2022	SSA	Trusted QA	107.00	85.60	6.42	2.14	$ 12.84
Jothi Narasimmaraj	W2	11/1/2016	12/1/2022	ProEnergy Services LLC	ProEnergy	70.00	56.00	4.20	1.40	$ 8.40
Kishore Kumar Maddela	W2	6/4/2020	6/04/2023 ext+	Wellcare	Pitisci & Associates LLC	70.00	56.00	4.20	1.40	$ 8.40
Lenin Babu Yerram	W2	5/1/2016	3/31/2022	Health & Human Services Commission	GTS Tech. Solutions	77.00	61.60	4.62	1.54	$ 9.24
Lokesh Nagesh	W2	9/11/2020	9/11/2023	Fannie Mae	Convergenz	80.00	64.00	4.80	1.60	$ 9.60
Marcos Bines	W2	7/19/2021	7/19/2022	CNSI	AMC Capital	31.00	20.00	1.50	0.50	$ 9.00
Maheswar Byreddy	W2	6/24/2019	6/24/2022	Perrigo	Teksystems	90.00	72.00	5.40	1.80	$ 10.80
Mallik Konda	W2	1/23/2017	12/31/2021	Frontier Communications	NexHire Inc	74.00	59.20	4.44	1.48	$ 8.88
Murali Bysani	W2	4/26/2021	8/31/2022	ServiceNow Inc.	Decision Minds	100.00	85.00	6.38	2.13	$ 6.50
Naga Sateesh Molleti	W2	2/13/2019	3/31/2022	Fannie Mae	Compugain	80.00	64.00	4.80	1.60	$ 9.60
Naga Nalabothu	W2	10/19/2020	5/14/2024	PENNDOT	Computer Aid	65.62	52.49	3.94	1.31	$ 7.88
Praveen Jampala #1	W2	6/4/2021	11/30/2021	Newmont USA Limited	ProCom	110.00	88.00	6.60	2.20	$ 13.20
Shashikanth Bhusani	W2	3/16/2020	1/31/2022	Pennsylvania Power and Light	Computer Aid	80.00	64.00	4.80	1.60	$ 9.60
Sindhu Priya Gokanakonda	W2	8/16/2021	8/16/2022	CNSI	AMC Capital	60.00	48.25	3.62	1.21	$ 6.93
Srinath R Aravelli	W2	8/23/2021	8/23/2022	Deloitte	Data Systems	80.00	67.00	5.03	1.68	$ 6.30
Sudheendra Karri	W2	7/21/2021	7/21/2022	Move Tools	Tavant	73.00	46.84	3.51	1.17	$ 21.48
Sudhakar Patnapu	W2	1/10/2018	2/28/2022	PENNDOT	Computer Aid	68.75	55.00	4.13	1.38	$ 8.25
Vamsi Jaga Kante #1	W2	4/30/2020	11/30/2021	Experis	Zytus	92.00	74.60	5.60	1.87	$ 9.94
Vasanth Chandrasekaran	W2	1/11/2018	6/08/2023 ext+	LabCorp America	Teksystems	90.00	72.00	5.40	1.80	$ 10.80
Venkata Patakunta	W2	1/20/2020	12/20/2021 ext+	MD Office and Home address	Osceola Consulting	117.00	93.60	7.02	2.34	$ 14.04
Vijay Namala	W2	8/23/2021	02/23/2022 Ext+	IBM	Vuesol	70.00	46.00	3.45	1.15	$ 24.00

Venuramesh Ramasamy	W2	5/13/2020	12/31/2021	AbbVie	Entelli	73.00	58.40	4.38	1.46	$ 8.76
Mahipal Reddy Byreddy	C2C	11/19/2018	12/19/2019 EXT+	CAI	Bi Labs, LLC	74.92	58.00	N/A	N/A	$ 16.92
Rushyendra Kolanu	C2C	8/5/2019	12/01/2021 EXT+	CNSI	Clear Thought Solutions, LLC	75.00	65.00	N/A	N/A	$ 10.00
Samba Nalamala	C2C	2/22/2021	8/22/2021 EXT+	CNSI	SS Solutions, LLC	66.24	60.00	N/A	N/A	$ 6.24
Sai Chaitanya	C2C	7/1/2021	EXT+	CNSI	V Cloud Tech Group	65.49	55.00	N/A	N/A	$ 10.49
Nirmalya Chatterjee #2	W2	7/1/2021	1/31/2022 ext+	Ciber Inc.	Oralab	75.00	60.00	4.50	-	$ 10.50
Satish Appala #2	W2	6/23/2021	12/23/2021 ext+	Infosys/IMF	Purple Drive Technologies	75.00	63.75	4.78	-	$ 6.47
Chiranjivi Pudi #2	W2	5/17/2021	5/17/2022	Infosys	Valiantica	67.00	54.94	4.12	-	$ 7.94
Hari Krishna Kottapalli - PT #2	W2	4/11/2021	2/13/2022	GR Energy Services	MRE Consulting, Inc.	80.00	64.00	4.80	-	$ 11.20
Murali Bysani #2	W2	9/30/2020	12/31/2021	N/A	Infosys	72.00	61.20	4.59	-	$ 6.21
Praveen Jampala - #2	W2	4/19/2021	3/31/2022	Cognizant/Intel	Systel, Inc.	70.00	57.40	4.31	-	$ 8.30
Praveen Jampala - PT #3	W2	3/24/2021	1/31/2022	Seidor US	Seidor USA Corp.	85.00	69.70	5.23	-	$ 10.07
Vamsi Jaga Kante #3	W2	6/23/2021	6/23/2023	MASS STATE	PeopleSERVE	92.00	73.60	5.52	-	$ 12.88
Vamsi Jaga Kante #2	W2	6/10/2021	1/31/2021	Fannie Mae	Hexaware	80.00	64.00	4.80	-	$ 11.20
Himanshu Hunge #2	W2	8/23/2021	1/23/2022	Wells Fargo	Valiantica	55.00	44.00	3.30	-	$ 7.70
Varun Vasudev	W2	9/2/2021	9/2/2021	Fidelity	Beacon Hill	69.00	58.15	4.36	-	$ 6.49
									Total	$525.75

5.2 Internal Employees List:

Amit Kekre	$6000	Client sales and services, team management
Stacy Nappo	$6000	Payroll, financials
Nick Moghaddam	$1000	Timesheets, administrative

The following resources will be providing services as a shared resources and are essential to maintain margin.

6. Tangible and Intangible property: None

6.1 Building owned:

None

6.2 Building Leased/Rented:

Building 1:

Current Location: 4031 University Dr, Suite 206, Fairfax, VA 22030

Lease term: December 1, 2020-November 30, 2021

Extendable yearly

Monthly rent=$583.00

Security deposit=$583.00

Mailing address: 4031 University Dr, suite 100, Fairfax, VA 22030

OFFICE LEASE

This Office Lease (the "Lease"), is made and entered into as of this 1st day of December, 2020 by and between the ECONOMIC DEVELOPMENT AUTHORITY OF THE CITY OF FAIRFAX, VIRGINIA ("Lessor") and **AKVARR, INC** a Virginia corporation, ("Lessee"). This Lease shall take the place of any and all present leases between Lessor and Lessee for office space(s) at 4031 University Drive, Fairfax, Virginia, 22030 (the "Building").

This Lease is a sub-lease of that lease dated January 1, 2012, by and between 4031 University Drive Partners LLC (as successor to Normandy University Drive, LLC as named in the Prime Lease) as landlord and the Economic Development Authority of the City of Fairfax, Virginia as tenant (the "Prime Lease"). Lessor, hereunder, operates The Mason Enterprise Center (the "Center") which occupies a portion of the Building.

Now, in consideration of the rent hereinafter reserved and the covenants hereinafter contained, the parties hereto for themselves, their heirs, legal representatives, successors and assigns, hereby agree as follows:

1. Office Space.

Lessor hereby leases to Lessee and Lessee hereby rents, hires, and accepts from Lessor, for the Term (as defined in paragraph 2) and subject to the terms and conditions set forth in this Lease, the office space defined as the office numbered **206**, which are part of the Center, and located at 4031 University Drive, Suite 100, Fairfax, Virginia, 22030 and identified on the floor plan which is attached hereto as Exhibit "A" (the "Office Space"). In addition, Lessor hereby leases to Lessee the right of ingress and egress to and from the Office Space.

2. Term

The term of this Lease (the "Term") is defined as the period of Twelve (12) months, commencing on the **1st day of December 2020** (the "Commencement Date"), and ending at midnight on the **last day of November 2021**, (the "Expiration Date). This Lease shall not be extended beyond the term of the Prime Lease or any extensions thereof.

The Lease is for a full year Term and may not be extended or terminated prematurely prior to the Expiration Date. Should the Lessee leave the Center prior to Termination Date, the Lessee shall still be liable to pay the full year's rent.

Upon the expiration, provided that Lessee is not in default hereunder and that all sums due from Lessee to Lessor are paid in full; (a) the Lease shall cease and terminate along with Lessee's right of ingress and egress to and from the Office Space, (b) the Security Deposit shall be addressed and handled in the manner required hereunder, and (c) Lessee shall vacate the Office Space in the manner required hereunder.

In the event that the Office Space is not substantially completed and ready for occupancy by the Commencement Date, for any reason or cause, Lessor, its agents and employees, shall not be liable or responsible to Lessee or any third party for any claims, damages, or liabilities in connection

IN WITNESS WHEREOF, the duly authorized representatives of Lessor and Lessee have signed this Lease dated this 24th day of November, 2020, intending to be bound thereby.

LESSOR:
ECONOMIC DEVELOPMENT AUTHORITY
OF THE CITY OF FAIRFAX, VIRGINIA
George Mason University, its Agent

By: [signature]
Name: Gisele Stolz
Title: MEC Business Incubator Director

LESSEE:
AKVARR, INC

By: [signature]
Name: Vijai Aanand Rangarajan
Title: CEO

ATTEST/WITNESS:

By: ____________________

ATTEST/WITNESS:

By: [signature]

Building 2:

California Location: 672 West 11th street, Tracy, CA 95376

Lease term: Month to Month, Virtual with office access 10 hours

Monthly rent: $105

Security deposit: $30.00

SERVICE AGREEMENT
ITEMIZATION OF SERVICES

Company Name Akvarr, INC
Contact Vijai Rangarajan
Address 672 West 11TH Street Suite 322
City, State, Zip Tracy, CA 95376
Phone 202-423-5295 Fax
E-mail vijai@akvarr.com

Suite # 322
Start Date 10/01/2021
Duration month to month
# of Workstations

Recurring Fees				
Initial	Office Fee	Ste. # _______		
	Janitorial Service – 3 days per week			Included – no charge
	Lobby – unlimited usage			Included – no charge
	Beverage Service – hot coffee and tea			Included – no charge
	Conference Room – 3 hours in upstairs conf room, non-cumulative.			Included – no charge
	Service Options/ Communications services	price per month	quantity	total per month
	Business Phone	$75		
	Business Line	$40		
	Additional phone lines	$25		
	Long distance bundle			
	800#'s	$20		
	Fax Central	$30		
	Network/Internet access	$85		
	Receptionist service	$40		
	Advanced call answering	$60		
	Call Handling	$20		
	Mailbox-Basic	free		
	1 size upgrade	$10		
	2 size upgrade	$20		

	Business Solutions	3 months	6 months	12 months	
×	Plan 1	$105	$90	$80	$105.00
	Plan 2	$180	$160	$140	
	Plan 3	$230	$210	$185	
	Plan 4	$345	$325	$310	

Subtotal recurring monthly fees $105.00

Signature Page Stock Purchase Agreement

Non-Recurring Fees			
Deposits	Quantity	Price	Total
Service Retainer		$	
Key Deposit		$30.00	
Due Upon Signing			
Contract Processing Fee		$35.00	
Credit Report		$35.00	
Telephone Set Up Fee		$100.00	
T1 Internet Set up Fee		$40.00	
Office Door Sign Fee		$ no charge	
Business Solutions Set Up Fee		$135.00	
	Subtotal	**Non-recurring Fees**	

Due Upon Signing	
Recurring Fees	$ 105.00
Non-Recurring Fees	$
Total Amount Due:	$
Credit:	$
Balance Due:	$ 105.00 due 10/1/2021

I/We authorize the above stated services to be rendered by West Park Executive Suites for the duration of the Service Agreement.

[signature] 9/20/21
Authorized Signature/Date

West Park Executive Suites

Authorized Signature/Date

Lisa M Cox 09/14/2021
Authorized Signature/Date

7. Legal:

7.1 Legal Proceedings

None

7.2 Confidentiality Agreements

None except in regular course of business with clients and vendors.

7.3 Immigration

The Following I-140 receipt numbers are NOT Valid and I-485 cannot not be filed.

LIST OF CURRENT EMPLOYEES I-140 APPROVED(DO NOT FILE 485 LIST)

Names	Receipt Number	Priority Date	Proferred W	I-140 status	Location of employment for GC
BHARATI KUNA	SRC1280006703	JUNE 30 2011	118789.00	Approved	Tracy, CA
BHASKAR RAGHUVANSHI	LIN1401050018	OCT 15TH 2013	98675.20	Approved	Tracy, CA
BHASKER GUDIPALLY	SRC1300451296	July 16th 2012	98675.20	Approved	Tracy, CA
DEEPTHI KOMMANA	LIN1590653110	AUG 16TH 2010	36.37	Approved	Tracy, CA
DIVYEK BHATIYA	LIN1690406849	JULY 19th 2012	71718	Approved	Tracy, CA
HARI KRISHNA KOTTAPALLI	LIN1690679172	JUNE 19TH , 2015	108014	Approved	Tracy, CA
KALYAN JANDAYAM	LIN1690277728	MAY 19TH 2015	108014	Approved	Tracy, CA
Karthik Murugesan	LIN1600750530	SEP 12TH , 2013	108014	Approved	Tracy, CA
LENIN YERRAM	LIN1491039255	MAY 31ST, 2013	104229	Approved	Tracy, CA
MAHESWAR BYREDDY	LIN1690277877	FEB 23RD, 2015	108014	Approved	Tracy, CA
MURALI BYSANI	SRC1590428395	FEB 3RD,2014	71718	Approved	Tracy, CA
NAGA SATEESH MOLLETI	LIN1506150369	FEB 28T 2014	98987.00	Approved	Tracy, CA
Nagarjuna Nalabothu	LIN-15-91375283	AUG 29 2014	60216	Approved	Tracy, CA
NIRMALAYA CHATTERJEE	SRC1190221687	SEPT 18-2010	75649.6	Approved	Tracy, CA
PALANI KUMAR RAMASAMY	LIN-16-9001-9488	FEB 26TH, 2016	106392	Approved	Tracy, CA
Praveen Jampala	LIN1490538934	MARCH 25H, 2013	75982	Approved	Tracy, CA
SATISH KUMAR APPALA	LIN1690144924	FEB 23RD, 2015	108014	Approved	Tracy, CA
SHASHIKANTH BHUSANI	LIN1690950788	FEB 26TH , 2016	91541	Approved	Tracy, CA
VAMSI KANTE	LIN1591080704	SEP 9TH 2014	108014	Approved	Tracy, CA
VASANTH CHANDRASEKARAN	LIN1524850324	MAY 29TH 2014	71718	Approved	Tracy, CA
VENKATA PATAKUNTA	SRC1290398951	NOV 27 2012	118789.00	Approved	Tracy, CA
VENKATESH PREMCHAND	LIN1491190046	FEB15TH 2013	75982.00	Approved	Tracy, CA
VENU RAMESH RAMASAMY	LIN1690862276	Aug 21st , 2015	106392	Approved	Tracy, CA
Vijay Namala	LIN1690369870	May28th 2015	108014	Approved	Tracy, CA

LIST OF TERMINATED EMPLOYEES I-140 APPROVED(DO NOT FILE 485 LIST)

Names	Receipt Number	Priority Date	Proferred Wage	I-140 statu	Location
ANUROOP TULASI	SRC1307651464	JAN-22-2013	98675.20	Approved	Tracy, CA
BHAVANI PRASAD ALUGOLU	SRC1307651425	JAN-31-2013	98675.20	Approved	Tracy, CA
CHARLES MURIYADAN	SRC1221851284	SEP-12-2012	118789.00	Approved	Tracy, CA
HARI KUMAR PANUGANTI	SRC1290354682	SEP-14-2012	98675.20	Approved	Tracy, CA
HARISH BOYENEPALLI	SRC1290341465	AUG-27-2012	98675.20	Approved	Tracy, CA
KISHORE GADIRAJU	SRC1219751209	NOV 7-2011	73340.80	Approved	Tracy, CA
MADHAV KUCHIMANCHI	SRC1300450970	OCT15 2012	73340.80	Approved	Tracy, CA
MAGESH ANANDAN	LIN1414450455	SEP 11 2012	73340.80	Approved	Tracy, CA
MALLAIAH vankyalapatti	SRC1390119788	AUG 27,2012	73340.80	Approved	Tracy, CA
MALLIKARJUNARAO KODIDALA	SRC1190221687	JULY 29 2011	75649.6	Approved	Tracy, CA
MEENU NISHAD	SRC1316650975	DEC 26TH 2012	75982.00	Approved	Tracy, CA
NAGA KIRAN KURISETI	LIN1391004373	DEC 26TH 2012	75982.00	Approved	Tracy, CA
NAGA SATEESH MOLLETI	SRC1390180694	MARCH 22 2013	73340.80	Approved	Tracy, CA
NAGARAJAN VARADHARAJU	LIN1424350302	JAN 29TH 2014	98987.00	Approved	Tracy, CA
NIRAJ DESMUKH	LIN1506150369	SEP 27th 2012	98987.00	Approved	Tracy, CA
NIRMALAYA CHATTERJEE	LIN1490674079	JULY 2ND 2013	104229.00	Approved	Tracy, CA
PANKAJ THAKUR	LIN1590319610	FEB27TH 2014	71718.00	Approved	Tracy, CA
Prathap Cherukuri	SRC1390118611	Apr-27-2012	98675.2	Withdrawn	Tracy, CA
PRITAM RANA	LIN1580013596	FEB 26 -2016	98987.00	Approved	Tracy, CA
RAJA BOBBELLAPATI	LIN1591440593	DEC 18TH ,2014	108,014.00	Approved	Tracy, CA
REJIBA MYLAGGAT	LIN1591379103	NOV 22ND 2013	71718	Approved	Tracy, CA
SAI KRISHNA RANGAVUJJULA	LIN1591375296	AUG6TH 2013	75982	Approved	Tracy, CA
SAMARJIT DEY	LIN1590686192	APRIL30TH 2014	98987	Approved	Tracy, CA
SAMIK SARKAR	LIN1591080704	SEP 9TH 2014	108014	Approved	Tracy, CA
Santosh Guruswamy	LIN1523550296	AUG 6TH 2013	75982	Approved	Tracy, CA
SANTOSH RAYALA	LIN1590557979	FEB 27TH, 2014	98987	Approved	Tracy, CA
SARAS JAIN	LIN1591066059	APR 30-2014	98987	Approved	Tracy, CA
SHIBASIS BHOWMIK	LIN1690422907	JUNE 19TH , 2015	108014	Approved	Tracy, CA
SRAVAN BOGU	LIN1690557282	SEP 23RD , 2015	75982	Approved	Tracy, CA
SRI VENU BORA	LIN1503450197	NOV 22ND 2013	71718.00	Approved	Tracy CA
SRINATH KALAKONDA	SRC1390180694	AUG 29th 2012	76149	Approved	Tracy, CA
SRINATH KALAKONDA	LIN1590184801	DEC4TH 2013	98987	Approved	Tracy, CA

LIST OF EMPLOYEES I-140 with I-485 filed/VALID TO BE FILED

Names	Receipt Number	Priority Date	I-140 status	Location	485 Status
Varun Vasudev	SRC1906850623	Aug 4th 2017	Approved	Gaithersburg, MD	Can file 485
Mallikarjuna Reddy Konda	SRC1290336518	May 6th 2011	approved	Tracy, CA	485 filed
Prathima Suram	SRC2190084446	JUNE 11TH 2014	pending	Fairfax, VA	485 filed
Prathima Suram	SRC1590111506	JUNE 11TH 2014	approved	farifax, VA	downgraded

8. Insurance

8.1 COI

AKVARR0001 LVIDAL

ACORD

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY) 9/9/2021

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must have ADDITIONAL INSURED provisions or be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER License # 0C36861
Chantilly-Alliant Ins Svc Inc.
4530 Walney Rd Ste 200
Chantilly, VA 20151-2285

CONTACT NAME: Charlene Crowley
PHONE (A/C, No, Ext): (703) 547-6293 FAX (A/C, No): (703) 397-0995
E-MAIL ADDRESS: CCrowley@alliant.com

INSURER(S) AFFORDING COVERAGE	NAIC #
INSURER A : Hartford Casualty Insurance Company	29424
INSURER B : Sentinel Insurance Company Ltd	11000
INSURER C : ACE American Insurance Company	22667
INSURER D : Hartford Fire Insurance Company	19682
INSURER E :	
INSURER F :	

INSURED
Akvarr, Inc.
7529 Standish Pl., Ste. 250
Rockville, MD 20855

COVERAGES CERTIFICATE NUMBER: REVISION NUMBER: 6

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSD	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
A	X COMMERCIAL GENERAL LIABILITY; CLAIMS-MADE; X OCCUR; GEN'L AGGREGATE LIMIT APPLIES PER: X POLICY; PRO-JECT; LOC; OTHER:	X	X	42 SBA IF5532	1/15/2021	1/15/2022	EACH OCCURRENCE	$ 1,000,000
							DAMAGE TO RENTED PREMISES (Ea occurrence)	$ 300,000
							MED EXP (Any one person)	$ 10,000
							PERSONAL & ADV INJURY	$ 1,000,000
							GENERAL AGGREGATE	$ 2,000,000
							PRODUCTS - COMP/OP AGG	$ 2,000,000
								$
A	AUTOMOBILE LIABILITY; ANY AUTO; OWNED AUTOS ONLY; SCHEDULED AUTOS; X HIRED AUTOS ONLY; X NON-OWNED AUTOS ONLY	X	X	42 SBA IF5532	1/15/2021	1/15/2022	COMBINED SINGLE LIMIT (Ea accident)	$ 1,000,000
							BODILY INJURY (Per person)	$
							BODILY INJURY (Per accident)	$
							PROPERTY DAMAGE (Per accident)	$
								$
A	X UMBRELLA LIAB; X OCCUR; EXCESS LIAB; CLAIMS-MADE; DED; X RETENTION $ 10,000	X	X	42 SBA IF5532	1/15/2021	1/15/2022	EACH OCCURRENCE	$ 8,000,000
							AGGREGATE	$ 8,000,000
								$
B	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N; ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH) N; If yes, describe under DESCRIPTION OF OPERATIONS below	N/A	X	42 WEC AC9CB9	2/19/2021	2/19/2022	X PER STATUTE; OTH-ER	
							E.L. EACH ACCIDENT	$ 1,000,000
							E.L. DISEASE - EA EMPLOYEE	$ 1,000,000
							E.L. DISEASE - POLICY LIMIT	$ 1,000,000
C	Professional Liab			D95101252	1/15/2021	1/15/2022	Per Occurrence	5,000,000
D	Employee Theft			42 TP 0295131-21	1/15/2021	1/15/2022	3rd Party (Client)	3,000,000

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required)
Pontoon & Infosys Limited are included as additional insureds on the General, Automobile and Umbrella Liability policies.
Waiver of Subrogation applies in favor of Pontoon & Infosys Limited on the Workers' Comp, General, Automobile, and Umbrella Liability policies.
Crime Policy includes 3rd Party coverage.
Supplier/Insured does not own any automobiles.
Umbrella includes General, Auto, and Employer's (policy # 42WECAC9CB9) Liability policies.
Professional Liability includes Technology Professional, Cyber, and Network Security & Privacy Liability coverage.

CERTIFICATE HOLDER

Pontoon Solutions, Inc. & Infosys Limited
10151 Deerwood Park Boulevard
Building 200, Suite 400
Jacksonville, FL 32256

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE

ACORD 25 (2016/03)

8.2 Medical Insurance, Dental and Vision

CIGNA Open Access Plus Plan – Medical, Cigna DPPO Advantage Dental & Cigna Vision

Akvarr Group # 00622407

Services: CignaforHCP.com

Health: 1-866-494-2111

Vision: 877-4787557

RX: Pharmacy Service Center, PO Bo 188053, Chattanooga TN 37422-8053 Pharmacists: 800-351-9170

- Administered by Cigna Health Life Insurance Company.
- Administrator Group Benefits Systems: URL GBS | IO: Main Menu (amwinsconnecttpa.com)

https://secure.amwinsconnecttpa.com/gbsaccess/iusr_welcome.asp

SIGNATURE PAGE

In witness whereof, this Agreement has been duly executed by the parties hereto as of the date first above written.

Signatures:

Futuris Tech Services, Inc.

By:______________________________
Name: Kalyan Pathuri
Title: President

Akvarr, Inc.

By:______________________________
Vijai Aanand Rangarajan
Title: President/CEO

CLOSING AGREEMENT – AKVARR, INC

This closing and settlement agreement (the "Agreement") made and entered as of Sep 30st, 2021 (this "Agreement") by and among Futuris Tech Services, Inc. a Virginia Corporation authorized to do business in Maryland (the "Purchaser"), with its principal place of business at 22 Baltimore Road, Rockville, MD 20850; Akvarr, Inc. ("Akvarr") referred to as the "Company") and Vijai Aanand Rangarajan , the shareholders of Akvarr, Inc. ("Shareholders"), (the Company and the Shareholder collectively referred to as "Sellers"). Purchaser, Seller and the Company are collectively referred to herein as the "Parties".

All capitalized terms used but not otherwise defined herein will have the meanings assigned to such terms in the Agreement.

A) PAYMENTS:

Purchaser shall deposit, by wire transfer, the amount of $1,744,256 (the "Purchase Price"), to the Company's bank account and the terms hereof.

Purchase Price	$ 1,744,256
Cash at Closing	$ 1,220,979
Cash Deposit to Live Oak Bank	$ 1,054,000
Cash Deposit to Sellers Account	$ 128,479
Cash to Global One Company	$ 38,500
Seller Note (Within 6 Months) to Purchaser Account	$ 523,277
Cash Deposit to Global One Company	$ 16,500
Cash Deposit to Sellers Account	$ 506,777

B) RETURNING FUNDS INFO:

Live Oak Bank:

WIRE TRANSFER INSTRUCTIONS

(Loan Customers)

Receiving/Intermediary Financial Institution:

Pacific Coast Bankers Bank
1676 N California Blvd, Suite 300
San Francisco, CA 94596
SWIFT Code: PCBBUS66
ABA/Routing #: 121042484

Beneficiary Financial Institution:

Live Oak Banking Company
1741 Tiburon Drive
Wilmington, NC 28403
Account #: 053112822

To ensure prompt and accurate accounting of funds wired to Live Oak Banking Company, we ask that you please provide the following information:

Receiving Financial Institution:

For Further Credit to Vijai A. Rangarajan
(account name)

Account Number 3029962
(if available)

AND/OR

Additional Information Attn: Lauren Krueger
(include loan name, purpose of funds or attn: your Live Oak Bank contact)

Live Oak does not charge an incoming wire fee. Please be sure to check with the financial institution initiating the wire regarding any outgoing wire fees.

PLEASE NOTE: OUR WIRE CUTOFF TIME IS 3:00PM EST. ANY WIRES RECEIVED AFTER THIS TIME MAY BE CREDITED THE NEXT BUSINESS DAY. THANK YOU.

LiveOakBank

Sellers Account: **Vijai A Rangarajan**
PNC Bank
Routing Number: 031100089
Account Number: 5606732751



190
Pay to the Order of
$
Dollars
PNC bank
VOID

Global 1 Company, Inc: Account Name: Global 1 Company, Inc,
Account Number: 488026817051
Bank ABA/Swift Code: 026009593
Bank Name: Bank Of America, Plano, TX 75025

Signatures in Next Page

SIGNATURE PAGE

In witness whereof, this Agreement has been duly executed by the parties hereto as of the date first above written.

Signatures:
Futuris Tech Services, Inc.

By:______________________________
Name: Kalyan Pathuri
Title: President

Akvarr, Inc.

By:______________________________
Vijai Aanand Rangarajan
Title: President/CEO

SETTLEMENT STATEMENT

SELLER: Vijai Anand Rangarajan, Sole Shareholder of Akvarr, Inc.
PURCHASER: Futuris Tech Services, Inc.
BORROWER: Akvarr, Inc.
LENDER: Live Oak Bank
DATE: September 30, 2021

	Credit	Debit
Cash from Purchaser	$1,220,979.00	
Proceeds to Seller	**$ 1,220,979.00**	
Proceeds to Seller (by wire using attached instructions)		$ 1,220,979.00
Total Outgoing		**$ 1,220,979.00**

By: ______________________
Vijai Aanand Rangarajan

AKVARR, INC.

By: ______________________
Vijai Anand Rangarajan
President

FUTURIS TECH SERVICES, INC.

By: ______________________
Kaylan Pathuri
President

Akvarr, Inc.
Flow of Funds

Payee/Source	Amount	Due To	Wiring Instructions
1. Seller	$ 1,054,000.00	Money Market account	Live Oak Bank Please see attached Wiring Instructions
	$ 128,479.00	Cash	Seller's personal Account VIJAI A RANGARAJAN, PNC Bank Checking Account No:5606732751, Routing Account#031100089, 12 Argosy Cir, Gaithersburg, MD 20878
	$38,500.00	Cash	Global 1 Company Account Name: Global 1 Company, Inc, Account Number: 488026817051 Bank ABA/Swift Code: 026009593 Bank Name: Bank Of America, Plano, TX 75025